UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENANTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ENANTA PHARMACEUTICALS, INC.

4 Kingsbury Avenue

Watertown, Massachusetts 02472

(617) 607-0800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 13, 2025

The 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Enanta Pharmaceuticals, Inc. (“Enanta”), a Delaware corporation, will be held virtually at 5:00 p.m. Eastern time on Thursday, March 13, 2025, via live audio webcast at www.proxydocs.com/ENTA for the following purposes:

1.
To elect two Class III directors to serve until the 2028 Annual Meeting of Stockholders.
2.
To approve an amendment to Enanta’s 2019 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the plan by 800,000.
3.
To approve, on an advisory basis, the frequency of holding an advisory vote on the compensation paid to our named executive officers.
4.
To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the accompanying proxy statement.
5.
To ratify the appointment of PricewaterhouseCoopers LLP as Enanta’s independent registered public accounting firm for the 2025 fiscal year.
6.
To transact any other business that may properly come before the meeting or any adjournment thereof.

The record date for the 2025 Annual Meeting is January 21, 2025. Accordingly, only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

You may vote on these matters in person (virtually), by proxy or via the internet or telephone. In order to provide our stockholders with a means to attend the annual meeting in a manner that is convenient for our stockholders, we have elected to continue to hold our annual meeting via remote communication. You may attend the virtual annual meeting and vote your shares during the meeting by visiting our annual meeting website at www.proxydocs.com/ENTA.

Whether or not you plan to attend the virtual meeting, we ask that you vote promptly so that your shares will be represented and voted at the meeting in accordance with your wishes.

You are entitled to participate in and submit questions in writing during the annual meeting if you were a stockholder as of the close of business on January 21, 2025. To participate in the 2025 Annual Meeting virtually via the Internet, please visit www.proxydocs.com/ENTA. In order to attend, you must register in advance at www.proxydocs.com/ENTA prior to the deadline of March 12, 2025 at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions. You will not be able to attend the 2025 Annual Meeting in person. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled “How do I Vote” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card. A list of our registered holders as of the close of business on the record date will be made available to stockholders during the meeting at www.proxydocs.com/ENTA.

By order of the Board of Directors,

January 27, 2025	Matthew P. Kowalsky
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 13, 2025

This proxy statement and our Annual Report are available online at the “Investors – 2025 Annual Meeting Materials” section of our website at www.enanta.com. For more information about how to access our virtual meeting, please visit the “Investors – 2025 Annual Meeting Materials” section of our website at www.enanta.com or contact Investor Relations at (617) 744-3848.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

We are soliciting proxies from our stockholders to vote at our 2025 Annual Meeting of Stockholders, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement. The annual meeting will be held virtually at 5:00 p.m. Eastern time on Thursday, March 13, 2025, at www.proxydocs.com/ENTA. For more information on how to access the virtual meeting, please visit the “Investors – 2025 Annual Meeting Materials” section of our website at www.enanta.com or contact Investor Relations at (617) 744-3848.

The proxy materials, including this proxy statement and our 2024 annual report to stockholders, are being distributed and made available on the internet at the “Investors – 2025 Annual Meeting Materials” section of our website at www.enanta.com on or about January 27, 2025.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

All references in this proxy statement to a particular year refer to our twelve-month fiscal year ended on September 30 of that year, e.g., September 30, 2024, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these materials?

We are soliciting proxies for our annual meeting of stockholders to be held on Thursday, March 13, 2025. You are receiving a proxy statement because you owned shares of our common stock on January 21, 2025, the record date for the annual meeting, and that ownership entitles you to vote at the meeting. By use of a proxy, you can vote, whether or not you attend the meeting at www.proxydocs.com/ENTA.

When and where is the Annual Meeting?

The annual meeting will be held virtually at 5:00 p.m. on Thursday, March 13, 2025, or at any future date and time following an adjournment or postponement of the meeting, at www.proxydocs.com/ENTA. In order to attend, you must register in advance at www.proxydocs.com/ENTA prior to the deadline of March 12, 2025, at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions.

What proposals will be voted on at the Annual Meeting?

The five proposals to be considered and voted on at the annual meeting, as set forth in the accompanying Notice of Annual Meeting of Stockholders, are:

(i)
the election of two Class III directors;
(ii)
an amendment to increase the number of shares reserved for issuance under the 2019 Equity Incentive Plan;
(iii)
an advisory vote on the frequency of advisory votes on executive compensation;

(iv)
an advisory vote on executive compensation; and
(v)
the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year.

As far as we know, the only matters to be brought before the annual meeting are those referred to in this proxy statement. If any additional matters are presented at the annual meeting, the persons named as your proxies may vote your shares in their discretion.

How do I vote?

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.

If on January 21, 2025, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then your shares are held in “street name” and you are the beneficial owner and not the record owner of the shares. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice of internet availability with voting instructions from that organization rather than from us. If you are a beneficial owner, you can vote in the following ways:

•
By Mail: If you requested and received a paper copy of our proxy materials, you may vote using the proxy card supplied by your broker or bank by completing and mailing that proxy card to ensure that your vote is counted.
•
By Internet/Telephone: To vote over the internet, or by telephone, please follow any instructions provided by your broker or bank if either alternative is made available to you.
•
At Virtual Meeting: If you have followed the procedures described in this proxy statement for obtaining credentials for the meeting, you may vote online while attending the meeting virtually at www.proxydocs.com/ENTA and following the instructions for stockholder voting. In order to attend, you must register in advance at www.proxydocs.com/ENTA prior to the deadline of March 12, 2025, at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions.

Stockholder of Record: Shares Registered in Your Name.

If on January 21, 2025, your shares were registered directly in your name with our transfer agent, then you are a stockholder “of record.” If you are a stockholder of record, you may vote at the virtual annual meeting or by any of the methods listed below. Whether or not you plan to attend the virtual meeting, we urge you to vote by proxy to ensure your vote is counted. There are four ways for you to vote:

•
By Mail: To vote using the proxy card, please complete, sign and date the proxy card furnished to you with the notice of this meeting and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•
By Internet: To vote via the internet, access the website for our meeting at: www.proxypush.com/enta using the voter control number printed on the proxy card furnished to you with the notice of this meeting. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.
•
By Telephone: If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-866-892-1702 and by following the instructions. When voting, you must have the voter control number printed on the notice of internet availability furnished to you.

•
At Virtual Meeting: You may vote online while attending the meeting virtually at www.proxydocs.com/ENTA and following the instructions for stockholder voting. In order to attend, you must register in advance at www.proxydocs.com/ENTA prior to the deadline of March 12, 2025, at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on January 21, 2025, the record date, are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting. On the record date, we had 21,332,544 outstanding shares of common stock, each of which is entitled to one vote upon each of the matters to be presented at the meeting.

You may contact our Corporate Secretary, Matthew P. Kowalsky, at (617) 607-0800, to make arrangements to review a copy of the stockholder list at our offices in Watertown, MA, between the hours of 9:00 a.m. and 5:00 p.m., Eastern time, on any business day from March 1, 2025 to the time of the annual meeting. It will also be necessary to plan a meeting time and place to provide access to our facility where the stockholder list is maintained.

See “How do I vote” above for more information regarding voting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares are represented by stockholders present at the meeting or present by proxy. On the record date, there were 21,332,544 shares outstanding and entitled to vote. Thus, 10,666,273 shares must be represented by stockholders present at the meeting in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the shares present at the meeting may vote to adjourn the meeting to another date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker in “street name” and you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker may vote shares held in street name in the absence of your voting instructions. The ratification of the appointment of Enanta’s independent registered public accounting firm for the 2025 fiscal year will be the only discretionary matter on the agenda. Non-discretionary items are matters such as mergers, stockholder proposals, executive compensation and elections of directors. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted

•
“For” our two nominees for director;

•
“For” the amendment to increase the number of shares reserved for issuance under the 2019 Equity Incentive Plan;
•
“For” the frequency of an advisory vote on executive compensation every year;
•
“For” the approval, on an advisory basis, of the compensation paid to our named executive officers; and
•
“For” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2025 fiscal year.

Can I change my vote after submitting my proxy?

Yes, if you are a record holder you can revoke your proxy in any one of four ways:

•
You may revoke your vote by voting again by telephone prior to the close of the telephone voting facility.
•
You may revoke your vote by voting again over the internet prior to the close of the internet voting facility.
•
You may send a written notice that you are revoking your proxy to our Corporate Secretary, Matthew P. Kowalsky, c/o Enanta Pharmaceuticals, Inc., 4 Kingsbury Avenue, Watertown, Massachusetts 02472.
•
You may attend the meeting virtually and vote online during the meeting.

If you are a beneficial owner and your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank for revoking your proxy.

What is the vote required for a proposal to pass?

•
Proposal 1. Directors are elected by a plurality of the votes cast by the holders of the shares represented in person or by proxy. Broker non-votes and proxies marked to withhold authority with respect to the election of one or more Class III directors will not be voted with respect to the director indicated. The two director nominees receiving the highest number of votes will be elected.
•
Proposal 2. The affirmative vote of the holders of a majority of the votes cast at the meeting is required for approval of the proposed amendment to increase the number of shares reserved for issuance under the 2019 Equity Incentive Plan. Abstentions and broker non-votes will have no effect on the voting outcome.
•
Proposal 3. Because stockholders have several voting choices with respect to the advisory resolution on the frequency of future advisory votes on executive compensation, it is possible that no single choice will receive a majority vote. The Board of Directors will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. While the Board is making a recommendation with respect to Proposal 3, stockholders are being asked to vote on the choices specified on the proxy card, and not whether they agree or disagree with the Board’s recommendation. Abstentions and broker non-votes will have no effect on the voting outcome.
•
Proposal 4. The affirmative vote of the holders of a majority of the votes cast at the meeting is required for approval of the advisory resolution to approve the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the voting outcome.
•
Proposal 5. The affirmative vote of the holders of a majority of the votes cast at the meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2025 fiscal year. Abstentions and broker non-votes will have no effect on the voting outcome.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing the proxy materials, our officers, directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. We will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares, and we will reimburse those record holders for their reasonable expenses in transmitting this material. In addition, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice for a services fee and reimbursement of customary disbursements, which are not expected to exceed $37,500, in total.

Who can help answer my questions?

If you have any questions concerning the upcoming Annual Meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares, please contact Enanta Pharmaceuticals Inc.'s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: 877-750-0870 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 4 Kingsbury Avenue, Watertown, Massachusetts 02472, Attn: Investor Relations, telephone: (617) 744-3848. In the future, if you want to receive separate copies of the proxy statement or annual report to stockholders, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of December 16, 2024 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) each of our current executive officers named in the Summary Compensation Table included in “Executive Compensation” below, (iii) our current directors and (iv) all our current executive officers and directors as a group. The percentage of shares beneficially owned is computed on the basis of shares of our common stock outstanding as of December 16, 2024.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that a person has the right to acquire within 60 days of December 16, 2024, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as otherwise indicated in the footnotes below, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the footnotes below, the address of the beneficial owner is c/o Enanta Pharmaceuticals, Inc., 4 Kingsbury Avenue, Watertown, MA 02472.

	Beneficially Owned Number of Shares
Beneficial Owner	Shares			Percent
Farallon Capital Management, LLC(1)	2,108,262			9.88%
Vanguard Group, Inc.(2)	1,981,866			9.29%
BlackRock Inc.(3)	1,900,323			8.91%
Krensavage Asset Management, LLC(4)	1,498,074			7.02%
Morgan Stanley(5)	1,102,852			5.17%
Jay R. Luly, Ph.D.	1,593,363	†(6)		7.19%
Matthew P. Kowalsky, J.D.	—			0.00%
Scott T. Rottinghaus, M.D.	74,918	†(7)		0.35%
Yat Sun Or, Ph.D.	594,509	†(8)		2.79%
Paul J. Mellett	255,608	†(9)		1.20%
Bruce L. A. Carter, Ph.D.	76,191	(10)	*	*
Mark G. Foletta	57,191	(11)	*	*
Yujiro Hata	45,835	(12)	*	*
Kristine Peterson	71,441	(13)	*	*
Lesley Russell, MBChB, MRCP	75,191	(14)	*	*
Terry Vance	87,991	(15)	*	*
All current directors and executive officers as a group (13 persons)	3,239,790	†(16)		13.89%

* Less than 1%

† Excludes all shares that may be issuable after December 16, 2024 under outstanding performance share units or relative total stockholder return units issued to management because, as of December 16, 2024, none of such shares were issuable within 60 days thereafter.

(1)
Farallon Capital Management LLC reports that it holds sole voting and dispositive power with respect to all of these shares. This information is as of September 30, 2024, based solely on a Schedule 13F-HR filed on November 14, 2024. The address listed for Farallon Capital Management LLC is One Maritime Plaza, Suite 2100, San Francisco, CA, 94111.
(2)
Vanguard Group, Inc. reports that it holds, directly or through one or more of its subsidiaries, (i) sole investment power and no voting power with respect to 1,965,760 of these shares, (ii) shared investment power and shared voting power with respect to 9,074 of these shares and (iii) shared investment and no voting power with respect to 7,032 of these shares. This information is as of September 30, 2024, based solely on a

Schedule 13F-HR filed by Vanguard Group, Inc. on November 13, 2024. The address listed for Vanguard Group, Inc. is P.O. Box 2600, V26, Valley Forge, PA 19482-2600.
(3)
BlackRock Inc. reports that it holds, directly or through one or more of its subsidiaries, sole investment power with respect to all these shares, and sole voting power with respect to 1,847,102 of these shares and no voting power with respect to 53,221 of these shares. This information is as of September 30, 2024, based solely on a Schedule 13F-HR filed by BlackRock Inc. on November 13, 2024. The address listed for BlackRock Inc. is 50 Hudson Yards, New York, NY 10001.
(4)
Krensavage Asset Management, LLC reports that it holds, directly or through one or more of its subsidiaries, sole investment and voting power with respect to all of these shares. This information is as of September 30, 2024, based solely on a Schedule 13F-HR filed by Krensavage Asset Management, LLC on November 15, 2024. The address listed for Krensavage Asset Management, LLC is 610 Fifth Avenue, Suite 301, New York, NY 10020.
(5)
Morgan Stanley reports that it holds, directly or through one or more of its subsidiaries, shared investment power and sole voting power with respect to 1,096,962 shares and shared investment and no voting power with respect to 5,890 shares. This information is as of September 30, 2024, based solely on a Schedule 13F-HR filed by Morgan Stanley on November 14, 2024. The address listed for Morgan Stanley is 1585 Broadway, New York, NY 10036.
(6)
Consists of (i) 763,713 shares of common stock and (ii) 829,650 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 16, 2024.
(7)
Consists of (i) 4,418 shares of common stock and (ii) 70,500 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 16, 2024.
(8)
Consists of (i) 356,909 shares of common stock and (ii) 237,600 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 16, 2024.
(9)
Consists of (i) 79,510 shares of common stock and (ii) 176,098 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 16, 2024.
(10)
Consists of 76,191 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 16, 2024.
(11)
Consists of 57,191 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 16, 2024.
(12)
Consists of 45,835 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 16, 2024.
(13)
Consists of 71,441 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 16, 2024.
(14)
Consists of 75,191 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 16, 2024.
(15)
Consists of (i) 5,800 shares of common stock and (ii) 82,191 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 16, 2024.
(16)
See Notes 6 through 15. Consists of (i) 1,253,802 shares of common stock and (ii) 1,985,988 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 16, 2024.

Delinquent Section 16(a) Reports

Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for our 2024 fiscal year our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that one transaction detailing the forfeiture of shares by Scott T. Rottinghaus to cover withholding taxes due as a result of settlement of a restricted stock unit award on August 8, 2023, was filed late.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors has fixed the number of directors at seven. Under our charter, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. At the 2025 Annual Meeting, the two nominees named in this proxy statement as Class III Directors will be elected to hold office for three years until their successors are elected and qualified. The Board has nominated Mark G. Foletta and Lesley Russell, MBChB, MRCP, for re-election as Class III Directors at the upcoming annual meeting. Mr. Foletta and Dr. Russell are independent directors as defined by applicable Nasdaq Stock Market standards governing the independence of directors. Each nominee has consented to serve, if elected. If any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board of Directors.

Votes Required

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class III directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Nominees for Director and Current Directors

Current SEC rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. The following matrix summarizes the significant experience and skills of each of our directors that we think is especially relevant to his or her service on our Board. We have also provided this discussion in a separate paragraph immediately below the biographical information provided for each director further below.

Board Experience Matrix (As of December 16, 2024)
Biotech Experience	Carter	Foletta	Hata	Luly	Peterson	Russell	Vance

Biotech Industry
Business Development and M&A
Therapeutic Drug Development
Finance and Audit
Strategic Partnering
Senior Executive Roles
Public Company Boards

We value diversity and believe that diversity among the directors as to professional and personal experiences is desirable. The Board Diversity Matrix below summarizes certain self-identified personal characteristics of our Board members as of December 16, 2024. The statistical information set forth below is unchanged from the information provided in the proxy statement for our 2024 annual meeting of stockholders.

Board Diversity Matrix

Total Number of Directors – 7

	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	5	—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

The following table contains biographical information as of December 16, 2024, about the nominees for Class III directors and our current directors whose terms of office will continue after the annual meeting. The table includes information provided by the directors individually as to their age, current position, principal occupation and experience for the past five years, and the names of other public companies for which they currently serve as a director or have served as a director during the past five years.

As you read the disclosure, please keep in mind that any specific qualification, attribute or skill that is attributed to one director should not necessarily imply that other directors do not possess that qualification, attribute or skill. Furthermore, this disclosure does not impose on any director any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on each other member of the Board.

Because the discussion of the specific experience, qualifications, attributes or skills of a director is to be made each year in light of Enanta’s business and structure at that time, the content of this discussion may change for one or more directors in future years.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
Class III Directors (present term expires in 2025, nominees for election at the Annual Meeting)

Mark G. Foletta, Age 64

Mark G. Foletta was elected to our Board of Directors in June 2020. Mr. Foletta had been the Chief Financial Officer and Executive Vice President of Tocagen, Inc., a public biotechnology company, from February 2017 until its merger with Forte Biosciences in June 2020. Mr. Foletta previously served as Senior Vice President, Finance and Chief Financial Officer of Amylin Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from March 2006 through Amylin’s acquisition by Bristol Myers-Squibb Company in August 2012, and as Vice President, Finance and Chief Financial Officer of Amylin from 2000 to 2006. Previously, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd. from 1986 to 2000 and served as Audit Manager with Ernst & Young. From August 2015 to July 2016, Mr. Foletta served as the interim CFO of Biocept, Inc., a public diagnostics company. Mr. Foletta is an

2020

independent director of DexCom, Inc., a public medical device company where he also serves as Lead Director, and AMN Healthcare Services, Inc., a public healthcare services company. Mr. Foletta received a B.A. in Business Economics from the University of California, Santa Barbara.

We believe that Mr. Foletta’s considerable audit and financial experience in the biotechnology and healthcare sectors qualifies him to serve on our Board of Directors.

Lesley Russell, MBChB, MRCP Age: 64

Lesley Russell, MBChB, MRCP, was elected to our Board of Directors in November 2016. Dr. Russell served as Chief Medical Officer of Innocoll Holdings Plc., a public biotechnology company, from April 2016 until November 2017, prior to which Dr. Russell served as Chief Operating Officer and Chief Medical Officer of TetraLogic Pharmaceuticals, another public biotechnology company, from August 2013. Dr. Russell was a medical executive with Cephalon, Inc. from January 2000 to 2011, most recently as Executive Vice President and Chief Medical Officer from September 2006 until October 2011, when Cephalon was acquired by Teva Pharmaceuticals. Dr. Russell served as a Senior Vice President and Global Head, Research and Development for Global Branded Products from the acquisition until July 2012. Dr. Russell previously held positions in medical research at US Bioscience, Eli Lilly and Amgen. Dr. Russell is an independent director of Imugene Limited, an Australian public biotechnology company, and Chimeric Therapeutics Limited, an Australian public biotechnology company. She also previously served during the past five years as an independent director of AMAG Pharmaceuticals, Inc., a public specialty pharmaceutical company, and Endocyte Pharmaceuticals, Inc., a public biotechnology company. Dr. Russell holds a Bachelor of Medicine, Bachelor of Surgery (MBChB) from the University of Edinburgh and is a member of the Royal College of Physicians (MRCP), UK.

We believe that Dr. Russell is qualified to serve on our Board of Directors due to her business and drug development experience, her service on other public company boards and her knowledge of our industry.

2016

Class I Directors (present term expires in 2026)

Bruce L. A. Carter, Ph.D. Age: 81

Bruce L.A. Carter, Ph.D. has served on our Board of Directors since November 2013 and as our non-executive Chairman of the Board since December 2015. Dr. Carter has been an Affiliate Professor in the Department of Biochemistry at the University of Washington, Seattle, Washington since 1986. He served as Executive Chairman of Immune Design Corp., a privately held biotechnology company, from November 2009 to November 2011, and he served as a director from 2000 to January 2009. From 1998 to 2009, Dr. Carter served as President and Chief Executive Officer of ZymoGenetics, Inc., a public biotechnology company, and as its Chairman of the Board from 2005 until it was acquired by Bristol-Myers Squibb in October 2010.

From 1994 to 1999, Dr. Carter was the Chief Scientific Officer of Novo Nordisk, a public pharmaceutical company. Previously he held positions in research at ZymoGenetics and G.D. Searle & Co. Ltd. Dr. Carter serves as a director of Mirati Therapeutics, a public biopharmaceutical company. He also previously served during the past five years as an independent director of Dr. Reddy’s Laboratories Limited, a public pharmaceutical company. Dr. Carter holds a Ph.D. in microbiology from Queen Elizabeth College,

2013

University of London and a B.Sc. with Honors in botany from the University of Nottingham, England.

We believe that Dr. Carter is qualified to serve on our Board of Directors due to his business and scientific experience as a pharmaceutical executive in Europe and the United States and as chief executive officer of a biotechnology company, in addition, to his experience as a director of several companies in our industry.

Jay R. Luly, Ph.D. Age: 68

Jay R. Luly, Ph.D. has served as our President and Chief Executive Officer and as a member of our Board of Directors since July 2003. Prior to joining Enanta, Dr. Luly was an Entrepreneur in Residence at Oxford Bioscience Partners. Before joining Oxford in March 2002, Dr. Luly held the positions of Senior Vice President, Research and Development Operations and Senior Vice President, Discovery Strategy and Operations at Millennium Pharmaceuticals following Millennium’s merger with LeukoSite, Inc., where he had served as Senior Vice President, Drug Discovery and Preclinical Development. Prior to joining LeukoSite, he held a number of senior drug discovery positions at Abbott Laboratories from 1983 to 1997. Dr. Luly received a B.S. from the University of Illinois at Urbana-Champaign and a Ph.D. in synthetic organic chemistry from the University of California, Berkeley.

We believe that Dr. Luly is qualified to serve on our Board of Directors due to his service as our President and Chief Executive Officer and his extensive knowledge of our company and industry.

2003

Class II Directors (present term expires in 2027)

Yujiro S. Hata Age: 50

Yujiro S. Hata was elected to our Board of Directors in August 2021. Mr. Hata currently serves as Chief Executive Officer of IDEAYA Biosciences, an oncology-focused precision medicine company, which he founded in 2015 while an Executive-in-Residence at 5AM Ventures, a position he held from 2015 to 2018. From 2014 to August 2015, he served as Chief Operating Officer at Flexus Biosciences, Inc and FLX Bio, Inc., both immuno-oncology companies, which he joined as start-ups and led through Flexus’ acquisition by Bristol-Myers Squibb Co. in April 2015. Mr. Hata held business development roles at Onyx Pharmaceuticals from 2010 until its acquisition by Amgen in October 2013, serving most recently as Vice President, Corporate Development and Strategy. Previously he held business and corporate development roles at Enanta, Genome Therapeutics and ImClone Systems. Mr. Hata previously served from 2015 to 2022 as a director of Xencor, Inc., a biotechnology company. Mr. Hata obtained his B.A. in Chemistry from Colorado College and his M.B.A. from The Wharton School at the University of Pennsylvania.

We believe that Mr. Hata is qualified to serve on our Board of Directors due to his executive management, business and corporate development and M&A experience in several biotechnology companies, both public and private.

2021

Kristine Peterson Age: 65	Kristine Peterson has served as a member of our Board of Directors since September 2017. Ms. Peterson has over 30 years of senior executive experience in commercial and business leadership roles in the pharmaceutical and biotechnology industry. From 2009 to 2016, Ms. Peterson served as Chief Executive Officer of Valeritas, Inc., a	2017

commercial-stage medical technology company where, under her leadership, the organization evolved from a research stage company to a commercial enterprise. Previously she held executive leadership and global marketing roles at Johnson & Johnson from 2004 to 2009, most recently as Company Group Chair, Biotech Sector, where she was responsible for commercial, R&D, and biologics manufacturing for oncology, immunology and cell therapy. From 2003 to 2004, she served as Senior Vice President, Commercial Operations for Biovail Corporation and President of Biovail Pharmaceuticals. Earlier in her career, she spent 20 years at Bristol-Myers Squibb Company in senior sales and marketing roles of increasing responsibility in a broad range of therapeutic areas that included Cardiovascular, Metabolic, Anti-infective, Virology, Neuroscience, Immunology/Inflammation, Pulmonary, and Oncology. Ms. Peterson currently serves on the Boards of Directors of Immunocore, plc and ArriVent BioPharma, Inc. She has also served on the Board of Directors of Immunogen, Inc., EyePoint Pharmaceuticals, Inc., Paratek Pharmaceuticals, Inc. and Amarin Corporation plc. Ms. Peterson received a Master of Business Administration and a Bachelor of Science from the University of Illinois at Urbana-Champaign.

We believe that Ms. Peterson is qualified to serve on our Board of Directors due to her executive management and sales and marketing experience in large pharmaceutical companies and smaller biotechnology companies and her other public company board experience.

Terry C. Vance Age: 68

Terry C. Vance has served as a member of our Board of Directors since June 2011. From June 2013 until November 2018, Mr. Vance was Chief Business Officer of BioMotiv, LLC, a drug development company affiliated with The Harrington Project. Until January 2018, Mr. Vance was a Managing Member of EGS Healthcare, a late-stage venture capital fund that he co-founded in 2000. Before starting EGS Healthcare, Mr. Vance was a founding partner in Eagle Advisors, which provided strategic advice to emerging biotechnology companies. Prior to Eagle, Mr. Vance was an investment banker, first with Salomon Brothers and then with Goldman Sachs, where he was a vice president in the Capital Markets Division. Mr. Vance received an AB from Princeton University and an MBA from Stanford University.

We believe that Mr. Vance is qualified to serve on our Board of Directors due to his business and financial experience as a venture capital investor and investment banker in our industry.

2011

Recommendation

We recommend a vote “FOR” each of our two Class III director nominees.

PROPOSAL 2

AMENDMENT TO 2019 EQUITY INCENTIVE PLAN

We are asking stockholders to approve an amendment to our 2019 Equity Incentive Plan, which we refer to as the 2019 Equity Plan, to increase the number of shares of our common stock reserved for issuance under the plan by 800,000 shares.

Reasons for Seeking Stockholder Approval

The following reasons for approving the proposed amendment are discussed in greater detail in the following pages:

• Equity awards are a key part of our compensation program for employees generally
• Our equity program is designed to incentivize performance
• We have managed our equity burn rate efficiently, averaging 4.2% per year over the past three years, net of forfeitures
• Our equity award overhang reflects 11+ years without dilutive equity financings
• Among our outstanding stock options under the 2019 Equity Plan, 100% were out of the money as of December 31, 2024, thus materially limiting the incentive impact of outstanding equity awards
• We continue to have options expiring unexercised after their ten-year term because they are out of the money
• The proposed increase is projected to enable one year of retention awards

Equity Awards are a Key Part of our Compensation Program for Employees Generally

Our Compensation Committee believes that equity compensation has been, and will continue to be, a critical component of our compensation program because it develops a culture of ownership among our employees and aligns their interests with the interests of our stockholders. Unlike many companies, we have a practice of granting equity-based awards broadly throughout our organization, believing that we will succeed if all our employees feel invested in us, our business and our future. To date, we have successfully competed for top talent, often in direct competition with much larger pharmaceutical companies with greater resources, in part because of our use of equity-based compensation. In addition, we have to compete with other biotechnology companies, all of which use equity-based compensation as a key component of their compensation programs. We believe that equity awards are central to our employment value proposition and are necessary for us to continue competing for top talent as we grow.

As of December 31, 2024, there were 661,015 shares available for grant under the 2019 Equity Plan after giving effect to our most recent annual equity awards, which are granted in the months of November and December. Accordingly, without the proposed addition to the reserve in the 2019 Equity Plan, our ability to provide equity incentives for our existing employees and management team would be severely limited and we would not be able to make customary annual equity awards. In turn, this would place us at a competitive disadvantage because our ability to motivate and retain key personnel in 2025 would be compromised during a critical growth period.

Our Equity Program is Designed to Incentivize Performance

As noted above, our broad-based equity program generally provides for stock option awards and restricted stock unit awards to all employees, which awards are designed to incentivize performance because no value is created unless our stock price increases from the date the options are granted. We grant stock options to new employees that are subject to 25% vesting on the first anniversary of employment with the balance vesting quarterly over the subsequent three years. We also grant restricted stock unit awards to new employees that are subject to 25% vesting in the first quarter of their anniversary of employment with the balance vesting annually over the subsequent three years. In addition, we provide annual awards of stock options to all employees that are subject to quarterly vesting over four years from the date of grant. Since November 2020, our Compensation Committee has chosen to grant a portion of the annual equity award for non-executives as restricted stock units that are subject to annual vesting over four years from the date of grant. The number of restricted stock units is determined by reducing the number of stock options by a percentage set by our Compensation Committee and then calculating the Black-Scholes value of the shares eliminated from the option awards and dividing that quotient by a 30-day average of the equity value of our common stock.

In the case of our management team, the Compensation Committee generally makes awards of stock options, in line with awards to our other employees described above, as well as performance share units. The performance share units have been divided into two types: one half are performance share units, or PSUs, which are tied to corporate research and development objectives, and one half are relative total stockholder return units, or rTSRUs, which are tied to our relative stock performance. Specifically, the PSUs granted in fiscal 2024 are subject to research and development goals based on advancement of our programs in virology and immunology indications over a two-year period; and the rTSRUs are based on the relative performance of our common stock price against the component companies in the Nasdaq Biotechnology Index over the same 60-day calendar periods two years apart, with no units vesting unless our stock is in at least a designated percentile (which varies from year-to-year) when compared to the stock price performance of those component companies. Each type of performance share unit can expire unvested or vest in an amount up to 150% of the target number of units, depending on the company’s performance.

Our Compensation Committee believes that the program of stock options, restricted stock units and performance units provides management and our employees appropriate incentives to build the value of our company.

We Have Managed Our Equity Burn Rate Efficiently, Averaging 4.2% Over a Three-Year Period

In determining the proposed number of shares to be added to the reserve for issuance under the 2019 Equity Plan and for which stockholder approval is being sought, the Compensation Committee considered the historical amounts of common stock underlying equity awards granted by the Company in the past three fiscal years and our projections for the coming year based on the Company’s current and projected employee headcount. In our fiscal years 2024, 2023, and 2022, the Company made equity awards, including a targeted number of shares reserved for performance-based unit awards, representing a total of 1,648,068, 1,145,055 and 1,123,056 shares, respectively, without giving effect to any forfeitures.

The following table sets forth information regarding historical awards granted for the 2022 through 2024 fiscal periods, and the corresponding annual net burn rate, which is defined as the number of shares covered by awards granted, net of forfeitures, divided by the weighted-average number of shares of common stock outstanding for that year, for each of the last three fiscal years. It is important to note that our annual equity awards are made in the months of November and December, which is the first quarter of our fiscal year (e.g., annual equity awards in fiscal 2024 were made in November-December 2023). Also, beginning in 2023, for the first time we had, and continue to have, options expiring unexercised after their ten-year term because they were out of the money.

	Fiscal Year Ended September 30,
Share Element	2024	2023	2022
Time-based Stock Options Granted	1,364,438	765,172	893,687
Forfeitures	(529,903)	(268,655)	(235,681)
Time-based Stock Options Granted, Net of Forfeitures	834,535	496,517	658,006

Time-based Restricted Stock Units Granted	175,723	279,883	157,829
Forfeitures	(36,083)	(27,228)	(27,674)
Time-based Restricted Stock Units Granted, Net of Forfeitures	139,640	252,655	130,155

Relative Total Stockholder Return Units Awards Granted, at Target	52,395	50,000	35,770
Forfeitures	(41,420)	—	(27,703)
Relative Total Stockholder Return Units Awards Granted, at Target, Net of Forfeitures	10,975	50,000	8,067

Performance Stock Units Awards Granted, at Target	55,512	50,000	35,770
Forfeitures	(19,601)	—	(41,495)
Performance Stock Units Awards Granted, at Target, Net of Forfeitures	35,911	50,000	(5,725)

Total Time-Based Awards Granted and Performance-Based Awards Granted, Net of Forfeitures	1,021,061	849,172	790,503

Weighted-Average Common Shares Outstanding During the Fiscal Year	21,156,509	20,969,204	20,603,312

Annual Net Burn Rate	4.8%	4.0%	3.8%
3-Year Average Net Burn Rate	4.2%

Without deducting forfeitures, our three-year average gross burn rate for the 2022-2024 fiscal years was 6.3%. This compares to a median gross burn rate of 5.0%, and a 75th percentile burn rate of 6.3%, in our peer group in calendar year 2023, the most recent year for which comparable data is available.

Our Equity Award Overhang Reflects 10+ Years Without Dilutive Equity Financings

In making its determinations, the Compensation Committee also has considered the total number of shares reserved for outstanding stock options and other equity awards. As of December 31, 2024, we had shares reserved for outstanding equity awards covering a total of 6,622,477 shares, consisting of stock options to purchase a total of 5,999,888 shares, restricted stock units for 346,154 shares, and performance unit awards targeting a total of 276,435 shares, with 997,831 shares remaining reserved for future issuance. Our overhang reflects the fact that we have not issued any shares of our common stock in an equity financing since the closing of our initial public offering in March 2013. Most biotechnology companies in that period of time would have done several rounds of follow-on equity financings, substantially reducing the percentage of shares represented by outstanding equity awards. In Enanta’s case, this dilution was avoided because we have received over $1 billion in milestone payments and royalties on sales of products containing our HCV protease inhibitors since our 2013 IPO and received $200 million from OMERS for our sale of 54.5% of our future MAVYRET royalties under our AbbVie agreement. As of September 30, 2024, we had $248.2 million of cash reserves available for future use.

All of our Outstanding Options Were Out of the Money as of December 31, 2024

The decline in our stock price over the past year has resulted in all of our outstanding options as of December 31, 2024 being out of the money, with 68% of these options being out of the money by more than 500%. At that date the closing price of our common stock was $5.75 per share. This is a significant retention issue for the Company. In

November 2023, our Compensation Committee reduced the targeted Black-Scholes value for stock option awards to our executive officers from the 50th percentile to approximately the 40th percentile of the Enanta peer group, all of which are now out of the money, and then granted performance unit awards which, if achieved at target, would increase the value of the combined equity awards to the 50th percentile of the Enanta peer group. The situation is much the same for most of the other employees of the Company. Accordingly, it is vitally important that Enanta have additional shares available in reserve for annual equity awards and other equity awards made to employees after the 2025 annual meeting so that we can continue to provide effective equity incentives to our employees.

The Proposed Increase Is Projected to Enable Needed Retention for One Year

After a review of our historical practices and in the context of our current and expected future growth, the Compensation Committee has determined that the proposed increase of 800,000 shares, which represents the equivalent of 3.75% of our shares of common stock outstanding as of December 31, 2024, is appropriate to cover our anticipated requirements for retention of our personnel until at least the 2026 annual meeting of stockholders. The proposed increase is made in the context of our need to retain employees primarily in support of our research and the advancement of our clinical-stage pipeline. The Compensation Committee believes that the proposed addition to the share reserve is essential to the Company’s ability to continue to grant equity incentives for at least the next year, which is vital to our efforts to retain the highly skilled individuals required to support our continued growth in the extremely competitive labor markets in which we compete.

The closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024, was $5.75 per share. Based solely on the closing price of our common stock on December 31, 2024, the aggregate value of the proposed additional 800,000 shares of common stock, which would be newly reserved for issuance under the 2019 Equity Plan, is $4,600,000.

Stockholder Approval Requirements

Approval of the proposed amendment to the 2019 Equity Plan by our stockholders is required under the listing rules of the Nasdaq Stock Market. Stockholder approval will also ensure favorable federal income tax treatment for awards of incentive stock options, if any, that may be made under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

General Description of 2019 Equity Plan

The purpose of the 2019 Equity Plan is to attract and retain employees, directors and consultants and to provide an incentive for these individuals to achieve long-range performance goals. The 2019 Equity Plan permits us, under the direction of the Compensation Committee, to grant equity awards to our employees, directors and consultants, including incentive and non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based and cash-based awards. Under the 2019 Equity Plan to date, we have awarded only non-statutory stock options, time-based restricted stock units, performance share units and relative total stockholder return units.

As of December 31, 2024, 130 employees and 6 non-employee directors were eligible to participate in the 2019 Equity Plan. As of that date, a total of 4,758,263 shares were reserved under the 2019 Equity Plan for outstanding stock options, and 346,154 shares were reserved for outstanding restricted stock unit awards. In addition, as of that date a total of 267,645 shares were reserved for potential issuance pursuant to performance-based and market-based stock unit awards at the target amounts of such awards. While no further awards have been made under our 2012 Equity Incentive Plan, referred to as our 2012 Equity Plan, since February 26, 2019, shares subject to options that were granted under that plan and that are forfeited or that expire unexercised are then added to the shares available for issuance under the 2019 Equity Plan. There remain 1,091,625 shares subject to outstanding options awarded under the 2012 Equity Plan, all of which, if forfeited, would become available for issuance under the 2019 Equity Plan. In aggregate, as of December 31, 2024 we had 7,283,492 shares subject to outstanding options and equity awards under our equity incentive plans or reserved for future issuance under the 2019 Equity Plan.

As of December 31, 2024, outstanding options awarded under the 2019 Equity Plan had exercise prices ranging from $8.83 per share to $102.54 per share. Of these, options for 1,032,887 shares had exercise prices of less than $10.00 per share, which represents less than 28% of options outstanding under the 2019 Equity Plan. The weighted average exercise price of all outstanding options under the plan and its predecessors is $41.57 per share, and those options have a term of ten years and, as of December 31, 2024, had a weighted average contractual term of 7.3 years. As the amount of any awards under the 2019 Equity Plan is within the Compensation Committee’s discretion, total awards that may be granted for a fiscal year are not determinable until completion of the year.

The following table sets forth shares underlying awards granted under our 2019 Equity Incentive Plan and unexercised or not settled, as the case may be, as of the close of business on September 30, 2024:

Total Awards Under the 2019 Equity Incentive Plan*

	Number of Shares of Common Stock Underlying Options/Units†
Current named executive officers:
Jay R. Luly, Ph.D.	856,325	(a)
Matthew P. Kowalsky, J.D.	—	(b)
Scott T. Rottinghaus, M.D.	209,875	(c)
Yat Sun Or, Ph.D.	265,250	(d)
Paul J. Mellett	258,750	(e)
Current executive officers as a group (7 persons)	2,043,550	(f)
Current non-executive officer directors as a group (6 persons)	396,644
Other Enanta employees as a group	1,903,858

Total Awards through September 30, 2024	4,344,052	(f)

*This table excludes awards granted under Enanta’s 2012 Equity Incentive Plan before the 2019 Equity Plan was adopted for all future equity incentive awards and excludes awards granted under Enanta's 2024 Inducement Stock Incentive Plan adopted in 2024.

† The numbers of performance-based PSU and rTSRU unit awards included in this table are the target numbers of shares subject to the awards. Actual performance may result in no shares being issued under a stock unit award or up to 1.5x that target number of shares being issued. Restricted stock units with time-based vesting are included at the total number of shares subject to the awards.

(a)
Includes a total of 66,000 shares subject to performance-based unit awards, which will only vest upon achievement of specified performance criteria over the corresponding performance period.
(b)
All equity granted to Mr. Kowalsky through fiscal 2024 has been awarded under the 2024 Inducement Stock Incentive Plan.
(c)
Includes a total of 24,000 shares subject to performance-based unit awards, which will only vest upon achievement of specified performance criteria over the corresponding performance period.
(d)
Includes a total of 24,000 shares subject to performance-based unit awards, which will only vest upon achievement of specified performance criteria over the corresponding performance period.
(e)
Includes a total of 20,500 shares subject to performance-based unit awards, which will only vest upon achievement of specified performance criteria over the corresponding performance period.
(f)
Includes a total of 175,500 shares subject to performance-based unit awards, which will only vest upon achievement of specified performance criteria over the corresponding performance period.

Because the granting of awards under the 2019 Equity Plan is discretionary, we cannot now determine the number or type of awards to be granted in the future to any particular person or group if the amendment to the 2019 Equity Plan is approved.

Administration and Eligibility

Awards are made by the Compensation Committee, which has been designated by our Board of Directors to administer the 2019 Equity Plan. Subject to certain limitations, the Compensation Committee may delegate to one or more of our executive officers the power to make awards to participants who are not subject to Section 16 of the Exchange Act and are not “executive officers” for purposes of the Exchange Act. The Compensation Committee has authorized our Chief Executive Officer to make awards to non-executive employees within parameters approved by the Committee.

The Compensation Committee administers the 2019 Equity Plan and determines the terms and conditions of each equity award to our executive officers and directors, including the number of shares subject to the award, the exercise price and the form of payment of the exercise price for any stock option, the vesting conditions of the award and the terms of any withholding of shares or other provisions to satisfy tax withholding requirements for the award.

Types of Awards

The 2019 Equity Plan provides for the following categories of awards:

Stock Options. The Compensation Committee may grant options to purchase shares of common stock that are either incentive stock options, or ISOs, eligible for the special tax treatment described below, or nonstatutory stock options. No option may have an exercise price that is less than the fair market value of the common stock on the date of grant or a term of more than ten years. An option may be exercised by the payment of the option price in cash or with such other lawful consideration as the Compensation Committee may determine, including by delivery of shares of common stock owned by the optionholder, by a broker-assisted cashless exercise, or by Enanta retaining shares otherwise issuable pursuant to the option.

Restricted Stock. Our Compensation Committee may grant shares of common stock that are only earned if specified conditions, such as completing a term of employment or satisfying pre-established performance goals, are met and that are otherwise subject to forfeiture. Shares of restricted stock may not be sold, transferred or otherwise encumbered until earned, unless the Compensation Committee provides otherwise.

Restricted Stock Units. Our Compensation Committee may grant units that represent the right to receive shares of our common stock, subject to such terms, restrictions, conditions, performance criteria, vesting requirements, settlement terms, and payment rules, if any, as the Committee shall determine.

Unrestricted Stock. Our Compensation Committee may grant shares of common stock that are not subject to restrictions or forfeiture.

Stock Appreciation Rights. Our Compensation Committee may grant stock appreciation rights, or SARs, where the participant receives cash, shares of common stock, or other property, or a combination thereof, as determined by the Compensation Committee, equal in value to the difference between the measurement price of the SAR and the fair market value of the common stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option shall terminate to the extent that the related option is exercised, and the related option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with options shall have a measurement price not less than the exercise price of the related option. SARs granted alone and unrelated to an option shall have a measurement price not less than 100% of the Fair Market Value of the common stock on the date of award or on such future date as the Committee may determine is the grant date of such award.

Federal Income Tax Consequences Relating to Awards

Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option, known as an ISO, under the 2019 Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to Enanta for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, referred to as a disqualifying disposition, then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) Enanta is entitled to deduct this amount. Any further gain realized is taxed as a capital gain, which will be long-term if the shares were held for more than one year following exercise and does not result in any deduction to Enanta. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Non-statutory Stock Options. No income is realized by the optionee at the time a non-statutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) Enanta receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss, which will be short-term or long-term depending upon how long the shares have been held and will not result in any deduction by Enanta.

Restricted Stock. Awards of restricted stock that are non-transferable and subject to forfeiture are generally not taxable to the recipient until the shares vest. When the shares vest, the recipient realizes compensation income equal to the difference between the amount paid for the shares and their fair market value at the time of the vesting, and we are entitled to a corresponding deduction. The tax is payable for the year in which the vesting occurs, regardless of whether the shares are sold at that time. Upon subsequent disposition of the shares, any appreciation or depreciation is treated as short-term or long-term capital gain or loss, depending on the length of time the recipient has held the shares after the date on which the shares vested.

Instead of being taxed when the shares vest, a recipient may elect to be taxed in the year the shares are awarded by filing a “Section 83(b) election” with the Internal Revenue Service within 30 days after issuance of the restricted shares. The recipient then realizes compensation income in the year of the award equal to the difference between the amount paid for the shares and their fair market value at the time of issuance, and Enanta is entitled to a corresponding deduction at that time. Upon subsequent disposition of the shares, any appreciation or depreciation is treated as short-term or long-term capital gain or loss, depending on the length of time the recipient has held the shares since the date of receipt of the shares.

Unrestricted Stock. Generally, a recipient will be taxed at the time of the grant of the award. The fair market value of the shares at that time will be treated as ordinary income and Enanta is entitled to receive a tax deduction for the amount reported as ordinary income. Upon disposition of the shares, any appreciation or depreciation since the time of grant is treated as short-term or long-term capital gain or loss, depending on the length of time the recipient has held the shares.

Restricted Stock Units. A recipient does not realize taxable income upon the grant or vesting of a restricted stock unit. When a stock unit is settled, i.e. when the underlying share of common stock is issued to the recipient, the recipient realizes ordinary income in an amount equal to the fair market value of the shares distributed to settle the award, and Enanta is entitled to a tax deduction for such amount. If the award is settled in shares, then upon disposition of the shares any subsequent appreciation or depreciation is treated as short- or long-term capital gain or loss, depending on the length of time the recipient has held the shares since the date of settlement.

Internal Revenue Code Section 162(m) Limitation on Deductibility of Certain Equity Awards

After enactment of the Tax Cuts and Jobs Act of 2017, United States tax law generally does not allow publicly-held companies to obtain tax deductions for compensation of more than $1.0 million paid in any year to any of the chief executive officer, the chief financial officer and the next three highest paid executive officers, as well as any officer who was treated as a covered employee under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, for any year beginning after December 31, 2016 (each, a “covered employee”). As a result, Enanta is not entitled to a compensation deduction with respect to awards under the 2019 Equity Plan to a covered employee to the extent the aggregate amount payable results in total compensation in excess of the $1.0 million limit.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of September 30, 2024, the end of our fiscal year, before annual stock option and unit awards were made in November 2024:

Equity Compensation Plan Information

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (1)	5,637,279	(2)	$41.69	1,729,321	(3)
Equity compensation plans not approved by security holders(4)	158,790	(5)	$13.25	341,210	(6)
Totals	5,796,069			2,070,531

(1)
Consists of our 2019 Equity Plan and our 2012 Equity Plan.
(2)
Consists of shares of our common stock issuable upon exercise of outstanding options, restricted stock units and performance share units issued under our 2019 Equity Plan and our 2012 Equity Plan.
(3)
Consists of shares of our common stock reserved for future issuance under our 2019 Equity Plan.
(4)
Consists of our 2024 Inducement Stock Incentive Plan, which is only available for recruitment of new employees.
(5)
Consists of shares of our common stock issuable upon exercise of outstanding options and restricted stock units under our 2024 Inducement Stock Incentive Plan.
(6)
Consists of shares of our common stock reserved for future issuance under our 2024 Inducement Stock Incentive Plan.

Plan Benefits Table

The issuance of any awards under the 2019 Equity Plan will be at the discretion of our Compensation Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.

Proposed Approval of Additional Shares to be Reserved for Issuance under the 2019 Equity Plan

We are seeking stockholder approval of a 800,000 increase in the number of shares of our common stock reserved for issuance under the 2019 Equity Plan. If Proposal 2 is approved by the requisite vote of stockholders, the Company intends to register subsequently the additional shares reserved for issuance under the 2019 Equity Incentive Plan by filing a registration statement on Form S-8.

The preceding summary of the 2019 Equity Plan is qualified in its entirety by reference to the full text of the 2019 Equity Plan, which is set forth as Appendix A to this proxy statement filed with the SEC.

Vote Required

The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and voted on this proposal will constitute the approval of the amendment to increase the number of shares of our common stock reserved for issuance under our 2019 Equity Plan by 800,000 shares. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of this proposal.

Recommendation

We recommend a vote “FOR” the proposal to approve the amendment to the 2019 Equity Incentive Plan.

PROPOSAL 3

ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. Based on the “say-on-frequency” votes of other companies in our industry, as well as our prior practice, we believe an annual “say-on-pay” vote best meets the expectations of our stockholders. Therefore, we are recommending that future “say-on-pay” votes continue to be conducted on an annual basis.

The proxy card provides stockholders with the opportunity to choose among three options for holding the advisory vote in future proxy statements:

•
Every year,
•
Every two years, or
•
Every three years.

The affirmative vote of a majority of the shares voted for this proposal will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

We understand that our stockholders may have different views as to what is the best approach for Enanta, and we look forward to hearing from our stockholders on this proposal.

Recommendation

We recommend a vote “FOR” the frequency of an advisory vote on executive compensation being every year.

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on executive compensation, also known as a “say-on-pay” vote. Based on the vote of our stockholders recommending annual say-on-pay votes at our 2019 annual meeting of stockholders, our Board determined to provide our stockholders the opportunity to vote (on an advisory basis) on named executive officer compensation on an annual basis. In Proposal No. 3 above, we will again ask our stockholders to vote on the frequency of future say-on-pay proposals.

The say-on-pay vote is a non-binding vote on the compensation paid to our named executive officers, as described elsewhere in this proxy statement under the heading “Executive Compensation,” and includes the “Compensation Discussion and Analysis,” the tabular disclosure regarding compensation of our named executive officers and the accompanying narrative disclosure set forth elsewhere in this proxy statement. The Executive Compensation section describes our compensation philosophy and objectives, how we determine executive compensation, the elements of total compensation and the actual compensation of our named executive officers identified in that section. Our Compensation Committee and our Board believe that the policies and practices described in the “Compensation Discussion and Analysis” are effective in implementing our compensation philosophy and objectives and that the compensation of our named executive officers for 2024 reflects and supports those policies and practices.

The say-on-pay vote is not binding on our Compensation Committee or our Board. However, our Compensation Committee and the Board will take into account the result of the vote when determining future executive compensation arrangements.

Recommendation

We recommend a vote “FOR” the proposal to approve, on an advisory basis, the compensation paid to our named executive officers, as described in this proxy statement.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our financial statements for each of the years ended September 30, 2024, 2023 and 2022. Our Audit Committee has appointed them to serve as our auditors for the fiscal year ending September 30, 2025. Detailed disclosure of the audit and tax fees we paid to PricewaterhouseCoopers LLP in 2024 and 2023 may be found in the “Audit Fees” section of this proxy statement. Based on these disclosures and information in the Audit Committee Report provided elsewhere in this proxy statement, our Audit Committee is satisfied that PricewaterhouseCoopers LLP is sufficiently independent of management to perform its duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2025. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Enanta and its stockholders.

Recommendation

We recommend a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that each of Mark G. Foletta and Lesley Russell, MBChB, MRCP, as well as four of the other directors continuing their terms after the 2025 Annual Meeting, are independent directors as defined by applicable Nasdaq Stock Market standards governing the independence of directors. Jay R. Luly, Ph.D., our President and Chief Executive Officer, is not considered independent.

The Board of Directors sets company strategy and provides oversight and accountability for our Chief Executive Officer and management. Among the general responsibilities for the direction and management of the business, the Board is expressly designated to have responsibility for reviewing matters related to environmental, social and governance (ESG) issues, as well as adopting appropriate standards and other required metrics used to measure and track ESG performance and progress.

Dr. Carter has served as our non-executive Chairman of the Board since December 2015. Dr. Carter presides over meetings of the Board of Directors and provides guidance to our Chief Executive Officer. Dr. Luly is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of the Company. We believe that separation of our Board of Directors and executive leadership preserves the independence of these roles and maximizes performance.

Board Meetings and Committees. Our Board of Directors held eleven meetings during 2024, and the independent directors held executive sessions at four of the meetings of the Board. During 2024, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served.

Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances. All of our directors then serving as directors attended our 2024 annual meeting of stockholders.

Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chairman of the Board. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

During 2024, our Board of Directors had three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The following matrix shows the composition and leadership of each of these standing committees:

Board Committees
Committee	Carter	Foletta	Hata	Luly	Peterson	Russell	Vance

Audit		Chair

Compensation					Chair

Nominating and Corporate Governance							Chair

Audit Committee. Our Audit Committee’s responsibilities include:

•
appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

•
overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•
overseeing our risk assessment and risk management policies;
•
establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•
meeting independently with our registered public accounting firm and with our management;
•
reviewing and approving or ratifying any related person transactions; and
•
preparing the Audit Committee Report required by SEC rules.

The members of our Audit Committee during 2024 were Messrs. Foletta and Vance and Dr. Russell, with Mr. Foletta serving as Chair of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Messrs. Foletta and Vance is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Our Board has determined that each of Messrs. Foletta and Vance and Dr. Russell is independent under the applicable rules of Nasdaq and under the applicable rules of the SEC. The Audit Committee held five meetings during 2024. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available in the “Investors – Corporate Governance” section of the Company’s website at www.enanta.com.

Compensation Committee. Our Compensation Committee’s responsibilities include:

•
annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•
reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•
overseeing an evaluation of our senior executives;
•
overseeing and administering our cash and equity incentive plans;
•
reviewing and making recommendations to our board of directors with respect to director compensation; and
•
reviewing and discussing annually with management our executive compensation disclosure, and our Compensation Committee Report, required by SEC rules.

The members of our Compensation Committee during 2024 were Ms. Peterson, Dr. Carter, Mr. Hata and Mr. Vance. Ms. Peterson serves as Chair our Compensation Committee. None of the members of our Compensation Committee has been one of our officers or employees, other than Mr. Hata who was a business development executive at Enanta before 2011. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers on our Board or Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our Compensation Committee held eight meetings during 2024. Our Compensation Committee operates under a written charter adopted by the Board, which is available in the “Investors – Corporate Governance” section of our website at www.enanta.com.

For more information regarding the authority of our Compensation Committee, the extent of delegation to our Compensation Committee, our processes and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation for directors and executive officers, please see “Executive Compensation – Compensation Discussion and Analysis” in this proxy statement.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s responsibilities include:

•
identifying individuals qualified to become members of our board of directors;
•
recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•
reviewing and making recommendations to our board of directors with respect to our board leadership structure;
•
reviewing and making recommendations to our board of directors with respect to management succession planning;
•
developing and recommending to our board corporate governance principles; and
•
overseeing an annual self-evaluation by our board of directors.

The current members of our Nominating and Corporate Governance Committee are our independent directors, namely Drs. Carter and Russell, Messrs. Foletta, Hata and Vance and Ms. Peterson. Mr. Vance chairs the Nominating and Corporate Governance Committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. The Committee held one meeting during 2024. The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available in the “Investors – Corporate Governance” section of our website at www.enanta.com.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. It typically establishes a subcommittee (the “Recruiting Subcommittee”) to work with an independent recruiting firm and Dr. Luly to help identify and recruit additional candidates. This was the process that resulted in the recruitment of Drs. Carter and Russell, Messrs. Foletta and Hata and Ms. Peterson. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Matters – Stockholder Recommendations for Director Nominations.” The Recruiting Subcommittee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Matters – Deadline for Stockholder Proposals and Director Nominations.”

This process used by the Recruiting Subcommittee in recent years is likely to be the process for any future director searches. Typically, the Recruiting Subcommittee starts the director search process by identifying a mix of types of experience and personal characteristics that the Recruiting Subcommittee considers most valuable to complement the skills and experience of existing directors. Once the Recruiting Subcommittee has identified prospective nominee candidates, the Recruiting Subcommittee then makes an initial determination as to whether to conduct a full evaluation of any candidate. This initial determination is based on the information provided to the Recruiting Subcommittee in a report from the recruiting firm, as well as the Recruiting Subcommittee’s own knowledge of the prospective candidate. The preliminary determinations are based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee could satisfy the evaluation factors described below. The Recruiting Subcommittee then evaluates the prospective nominees against the standards and qualifications set out in our Corporate Governance Guidelines, which include among others:

•
the extent to which the prospective nominee’s skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to our business and industry;
•
the prospective nominee’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties;
•
whether the prospective nominee meets the independence requirements and Audit Committee and Compensation Committee qualifications defined under applicable Nasdaq Stock Market standards and if appropriate, the Audit Committee financial expert requirements defined under applicable SEC rules and regulations; and
•
the extent to which the prospective nominee holds any position that would conflict with a director’s responsibilities to Enanta.

The Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints, perspectives and skills.

If the Recruiting Subcommittee’s initial evaluation is positive, the members of the Recruiting Subcommittee each interview the candidate. Upon completion of this evaluation and interview process, the Recruiting Subcommittee confers informally and then makes a recommendation to the full Board as to whether the candidate should be nominated by the Board and invites other directors to interview the candidate in person or by phone. The Board then determines whether to approve the nominee after considering the recommendation and report of the Chair of the Recruiting Subcommittee.

In December 2024, the Nominating and Corporate Governance Committee established a subcommittee (the “Nominating Subcommittee”) for the purpose of determining the director nominees for election at the 2025 Annual Meeting. The Nominating Subcommittee consists of Messrs. Vance and Hata, Dr. Carter and Ms. Peterson, all of whom are independent directors. In January 2025, the Nominating Subcommittee approved the director nominees for election at the 2025 Annual Meeting.

Risk Oversight. The Board’s role in our risk oversight process includes receiving reports from time to time from the Audit Committee on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

Certain Relationships and Related Transactions

Policy on Related Person Transactions

Our Board of Directors has adopted a written Policy on Related Person Transactions that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining that any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction (either as a direct party or by arranging the transaction) and the transaction involves more than $120,000. In adopting this policy, our Board expressly excluded from its coverage any transactions, among others, involving compensation of our executive officers or directors that it or our Compensation Committee has expressly approved.

We have not engaged in any transactions with related persons since the beginning of our 2024 fiscal year.

Compensation Committee Interlocks and Insider Participation

During 2024, our Compensation Committee members were Ms. Peterson, Dr. Carter and Messrs. Hata and Vance, none of whom currently is, or formerly was, an officer or employee of Enanta, other than Mr. Hata who was a business development executive of Enanta before 2011. None of our executive officers served as a member of the board of directors or compensation committee of any other company that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE OFFICERS

The following section provides biographical information as of December 15, 2024, about our current executive officers:

Name	Age	Position
Jay R. Luly, Ph.D.	68	President, Director and Chief Executive Officer
Paul J. Mellett	69	Chief Financial and Administrative Officer
Yat Sun Or, Ph.D.	73	Chief Scientific Officer
Scott T. Rottinghaus, M.D.	51	Chief Medical Officer
Matthew P. Kowalsky, J.D.	52	Chief Legal Officer and Corporate Secretary
Tara L. Kieffer, Ph.D.	47	Chief Product Strategy Officer
Brendan Luu	50	Chief Business Officer

Jay R. Luly, Ph.D., has served as our President, Director and Chief Executive Officer and as a member of our Board of Directors since July 2003. Prior to joining Enanta, Dr. Luly was an Entrepreneur in Residence at Oxford Bioscience Partners. Before joining Oxford in March 2002, Dr. Luly held the positions of Senior Vice President, Research and Development Operations and Senior Vice President, Discovery Strategy and Operations at Millennium Pharmaceuticals following Millennium’s merger with LeukoSite, Inc., where he had served as Senior Vice President, Drug Discovery and Preclinical Development. Prior to joining LeukoSite, he held a number of senior drug discovery positions at Abbott Laboratories from 1983 to 1997. Dr. Luly received a B.S. from the University of Illinois at Urbana-Champaign and a Ph.D. in synthetic organic chemistry from the University of California, Berkeley.

Paul J. Mellett has served as our Chief Financial and Administrative Officer since January 1, 2024, prior to which he had been Senior Vice President, Finance & Administration and Chief Financial Officer since September 2003. From April 2001 through August 2003, he held the position of Senior Vice President and Chief Financial Officer of Essential Therapeutics, Inc., a public biotechnology company. Previously, Mr. Mellett was the Chief Financial Officer and Vice President of Administration at GelTex Pharmaceuticals, Inc., a publicly held biotechnology company that was acquired by Genzyme Corporation in December 2000. From 1994 to 1997, Mr. Mellett served as Chief Financial Officer of Marshall Contractors, a construction management firm specializing in the pharmaceutical, biotechnology and semiconductor industries, which was acquired by Fluor Corporation in 1996. From 1977 to 1994, Mr. Mellett was employed with Deloitte & Touche LLP, a public accounting firm, and was promoted to Audit Partner in 1989. Mr. Mellett received a B.S. in Business Administration from Boston College.

Yat Sun Or, Ph.D., has been our Chief Scientific Officer since November 1999. Prior to joining Enanta, Dr. Or held key leadership positions at Abbott Laboratories from 1985 to 1999, where he received two Chairman’s Awards for his outstanding research, which led to the discovery and development of immunosuppressant and antibacterial drugs. Prior to Abbott, Dr. Or was a member of the cardiovascular drug discovery team at Schering-Plough. Dr. Or received his Ph.D. in Organic Chemistry from the University of Chicago and completed Postdoctoral Fellowships at Ohio State University and Indiana University.

Scott T. Rottinghaus, M.D., has been our Chief Medical Officer since August 2022. Prior to joining Enanta, Dr. Rottinghaus was in clinical development at Alexion, a global biopharmaceutical company, since 2015, most recently as Vice President and Head of Clinical Development for Hematology and Nephrology of Alexion (subsequently Alexion AstraZeneca Rare Disease) from March 2019 to August 2022, where he led development for several clinical assets, including ravulizumab. Previously, Dr. Rottinghaus was in clinical development at Pfizer Inc., a global pharmaceutical company, from 2007 to 2015, most recently as Senior Director and a Global Clinical Lead. Dr. Rottinghaus also served as an Assistant Clinical Professor of Medicine (2017-2019) and a Clinical Instructor of Medicine (2008-2017) at Yale School of Medicine, teaching residents and fellows on the infectious diseases consult service. Dr. Rottinghaus received a Doctorate in Medicine from Mayo Medical School after earning an M.Sc. (Biology) from University of Cambridge and a B.A. (Classics) and B.S. (Biology) from Kansas State University.

Matthew P. Kowalsky, J.D., has served as our Chief Legal Officer since April 29, 2024. Prior to joining Enanta, Mr. Kowalsky held legal and operational roles of increasing responsibility at Sigilon Therapeutics, Inc., a biopharmaceutical company, until its acquisition by Eli Lilly in 2023. Most recently, he served as the Chief of Staff and Chief Legal and Administrative Officer of Sigilon, which he joined in 2019 as its General Counsel and Corporate Secretary. Prior to Sigilon, Mr. Kowalsky was Vice President of Legal and Corporate Secretary at Proteon Therapeutics, Inc., a biopharmaceutical company, from 2016 to 2019. Previously, he served as Senior Corporate Counsel at Sanofi Genzyme, a pharmaceutical and healthcare company, supporting business development activities, marketed products and alliances for the rare disease business. Earlier, Mr. Kowalsky held similar roles at Cubist Pharmaceuticals, Inc., ARIAD Pharmaceuticals, Inc. and Lantheus Medical Imaging, Inc., formerly Bristol-Myers Squibb Medical Imaging, Inc. Mr. Kowalsky began his legal career in the corporate and intellectual property groups of Choate, Hall & Stewart LLP. He holds a B.A. from the University of Notre Dame and a J.D. from the Notre Dame Law School. Before attending law school, he served as a surface warfare officer in the U.S. Navy.

Tara L. Kieffer, Ph.D., has served as our Chief Product Strategy Officer since January 1, 2024, prior to which she served as Senior Vice President, New Product Strategy and Development since December 2020 when she joined Enanta. Previously Dr. Kieffer held positions of increasing responsibility at Vertex Pharmaceuticals Incorporated, a biotechnology company, most recently as Vice President, External Innovation, Business Development since October 2018. Prior to that she was Vice President, Integrated Program Management since March 2017, and Senior Director, Chief of Staff to the Chief Medical Officer from October 2014 to March 2017. In her previous ten years at Vertex she advanced as a virologist, becoming Director, Clinical Biomarkers in the Department of Translational Medical Sciences. Dr. Kieffer did her graduate work at Johns Hopkins School of Medicine, Department of Molecular Biology and Genetics from 1999 to 2004. Dr. Kieffer received her B.A. from Colgate University and received her Ph.D. in Immunology from Johns Hopkins University School of Medicine.

Brendan Luu has served as our Chief Business Officer since January 1, 2024, prior to which he served as Senior Vice President, Business Development since January 2021 when he joined Enanta. During the prior 17 years Mr. Luu held business development positions of increasing responsibility at Merck KGaA, a pharmaceutical company, most recently as Vice President and Global Head of Oncology Business Development since 2018. Previously Mr. Luu was Senior Director and Global Head of Business Development, Strategic Initiatives where he led strategy and partnering efforts for Merck KGaA’s late-stage pipeline. Earlier in his career Mr. Luu held various roles with BASF Corporation and Tyco International, working in engineering, sales and marketing. Mr. Luu received his B.A. from Drexel University and received his M.B.A. from the New York University Stern School of Business.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides an overview and analysis of our executive compensation program, including its design and objectives, as well as the rationale applied and the decisions made under our program with respect to the compensation paid or awarded in fiscal 2024 to Drs. Luly, Rottinghaus, and Or and Messrs. Kowalsky and Mellett, whom we refer to collectively as our Named Executive Officers, or NEOs. Later in this proxy statement, you will find a series of tables containing specific information about the compensation earned by these individuals in fiscal 2024. The discussion below is intended to help you understand the detailed information provided in those tables and to put that information into context based on our overall compensation program for our Named Executive Officers.

Our Executive Compensation Philosophy

We rely on the expertise of our executive management team to drive overall company performance. Our compensation program is intended to align the interests of our Named Executive Officers with those of our stockholders by measuring and rewarding their performance against our research and development objectives. Consistent with this pay-for-performance philosophy, our Compensation Committee has structured certain elements of the compensation program for our executive officers, including our NEOs, to reward performance by emphasizing equity compensation opportunities, as well as variable cash incentives that are based on corporate performance measured against annual objectives that are pre-established by our Compensation Committee. In addition, a significant component of the executive equity compensation program is based on corporate performance against two-year research and development and business development objectives and relative total stockholder return.

Our Compensation Committee has determined that our executive compensation program will generally over time target the executive team’s base salaries, total target cash compensation and equity awards to those of executives in the 50th percentile of comparable executives in our peer group companies. Before fiscal 2024, the equity awards were time-based, with an opportunity for additional equity participation above the 50th percentile based on performance awards. In those years, the performance awards vest (i) in part only if Enanta achieves high levels of performance against the company’s longer-term research and development objectives and (ii) in part only if there has been an increase in the value of Enanta’s stock and the value of Enanta’s stock has performed better than that of a designated percentage of the traded stocks of other public biotechnology companies in the Nasdaq Biotechnology Index. Beginning in fiscal 2024, the performance awards have been used as 20% of our executive team’s total equity compensation at the 50th percentile level, with limited opportunity for participation above the 50th percentile only if performance exceeded levels set for the targeted amounts of the performance awards. Beginning in fiscal 2024, the performance awards still vest in part only if Enanta achieves high levels of performance against Enanta’s longer-term research and development objectives, but they also vest in part in varying percentages if the value of Enanta’s stock has performed in at least the 40th percentile of the traded stocks of other public biotechnology companies in the Nasdaq Biotechnology Index.

Our compensation philosophy is designed to promote our corporate objectives. Our guiding principles focus on:

•
Attracting, retaining and motivating top talent;
•
Aligning executive compensation with the attainment of our research and development objectives and business strategy;
•
Rewarding executives for achievement of near and long-term individual and corporate goals; and
•
Aligning executive compensation with long-term stockholder value and accomplishments that we believe will increase the value of Enanta in the long term.

Compensation Committee

Our Board of Directors has delegated authority to our Compensation Committee, which currently consists of four of our six non-employee directors, to provide oversight of our executive compensation program for our NEOs as well as our other executive officers. Our Compensation Committee reviews and evaluates the executive compensation program on an annual basis to ensure that the program is aligned with our compensation philosophy. At the end of each calendar year our Compensation Committee reviews and approves the corporate objectives proposed by management for the coming year and the specific milestones for the performance unit awards that will vest in two years’ time based on achievement of those milestones.

Since our compensation program is administered on a calendar year basis, our Compensation Committee at its regularly scheduled November meeting typically reviews our corporate performance for the year and takes the following actions:

(i)
determines annual variable cash compensation;
(ii)
sets base salary and target percentages of base salary for variable cash compensation for the calendar year beginning January 1;
(iii)
grants time-based equity awards; and
(iv)
determines the number of shares that will be subject to performance unit awards.

Our Compensation Committee reviews these actions with the other non-employee directors for their input before finalizing them. In addition, our Compensation Committee makes recommendations to our Board of Directors, based on recommendations made by our compensation consultant, regarding non-employee director fees and equity awards.

Role of Compensation Consultant

Our Compensation Committee retains each year an independent compensation consulting firm to provide advisory services concerning our compensation programs for our executive officers. This consulting firm also reviews the fees and equity awards for non-employee directors. These services include recommendations regarding our compensation practices and, based on direction from our Compensation Committee, detailed analyses and recommendations based on the percentile rankings of comparable executives, as well as non-employee directors, in our peer group companies.

Alpine Rewards LLC, or Alpine, was selected by our Compensation Committee for this role and assisted the committee by providing the following services in fiscal 2024:

•
Competitive benchmarking and market data analysis, including data used for determining each of the components of the compensation of our CEO, each of our other NEOs, and other members of our executive management team, as well as for our non-employee directors;
•
Advice on industry compensation practices, including the structure and mix of equity compensation; and
•
Participation in several of our Compensation Committee’s meetings in fiscal 2024.

In addition, the members of the Alpine team provided advice to our Compensation Committee. Other than providing data as mentioned below, the Alpine team did not provide any other services to Enanta. Management works with Alpine at the direction of the Committee to provide the consultant with all information it deems necessary to advise the Committee. Alpine follows internal guidelines and practices to guard against any conflict of interest and to ensure the objectivity of its advice and has confirmed the same in writing to our Compensation Committee. After review and consultation with Alpine, our Compensation Committee has determined that Alpine is independent of the company and the members of the Committee.

In August 2024, our Compensation Committee engaged Alpine to provide compensation consultant services for fiscal 2025. Alpine also advised our Compensation Committee on the composition of our peer group for purposes of year-end calendar 2024 compensation analysis and determinations reflected in this discussion and analysis.

Role of Company Management

Our Chief Executive Officer ("CEO") makes recommendations to our Compensation Committee concerning our company performance relative to corporate performance objectives and proposed compensation of the other NEOs and any other executive officers. In addition, our CEO leads management in setting the research and development objectives that are used as the performance objectives for the variable cash compensation plan, subject to Compensation Committee review and approval, and he reviews any adjustments to our proposed peer group and provides suggestions to Alpine for inclusions or exclusions. Our CEO works closely with our Compensation Committee to ensure that our Compensation Committee is provided with the appropriate information to make its decisions, including with respect to the performance of each of the other executive officers relative to each officer’s individual annual performance objectives, and to propose recommendations for Compensation Committee consideration regarding the compensation elements for those NEOs. Once our CEO has made his recommendations to our Compensation Committee, this committee reviews them, including consultation with the other non-employee directors regarding our CEO’s compensation, and makes the final compensation determinations. Once our Compensation Committee evaluates compensation data from Alpine and makes its final determinations for the other NEOs and other executive officers, those determinations are delivered to our CEO, who then communicates them to the management team.

Benchmarking and Use of Peer Group Data

Our executive compensation program seeks to provide total compensation at pay levels of executives with similar roles at comparable companies when targeted levels of performance are achieved. Use of survey data from our peers plays a significant role in the structure of the compensation program because it is a primary input in setting target levels for base salaries, variable cash compensation and equity awards. These data also help to ensure that we provide compensation that is competitive with the market so that we can attract, retain and motivate talent.

As indicated above, our Compensation Committee retained Alpine to conduct a study of peer companies for the purpose of reviewing the compensation levels of our executive team, including the NEOs. Alpine provided proposed changes to our peer group to our Compensation Committee and our Compensation Committee then reviewed the peer group and, based on the available data and input from members of the Committee, determined and approved the final peer group. Our Compensation Committee used the peer group data to help identify a reasonable benchmark for base salaries, target variable cash compensation, time-based equity awards and target performance-based equity awards and then analyzed company and individual performance to determine whether it was appropriate to move away from this baseline. Peer group data also played a role in determining the non-cash compensation that was paid to the NEOs, as the market data we obtained regarding companies in our peer group informed what types and amounts of non-cash compensation are appropriate for competitive purposes.

The processes described above regarding the roles of the compensation consultant and management and the use of benchmarking and peer group data in fiscal 2024 are consistent with our Compensation Committee’s practices in prior years and with its continuing practices.

We believe that the design of our executive compensation program, with its emphasis on reward for achievement of the key objectives that comprise our annual and long-term business plan, does not create incentives for our executives to take excessive or unnecessary risks that could threaten the value of our company.

Our Compensation Committee retained Alpine to conduct a competitive benchmarking analysis on executive compensation for compensation decisions that were made at this committee’s September 2023 meeting. As an initial step in that process, Alpine reviewed the prior year’s criteria and, based on changes in our headcount and market capitalization, recommended changes for determining a peer group of companies that each met some or all of the following criteria, the first three of which were the primary criteria:

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U.S.-based public companies with lead products in Phase 2 or Phase 3 clinical development or on the market (with a preference for companies with partnered programs in biotech “hub” locations and those with a similar therapeutic focus);
•
Market capitalization generally between $150 million and $1.5 billion;
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Annual revenue up to $200 million;
•
Research and development expenditures between $50 million and $450 million; and
•
50 to 450 employees.

Alpine reviewed the peer group approved by our Compensation Committee in calendar 2022 and determined that the profiles of these companies were within the calendar 2023 criteria, except for Amicus Therapeutics, Corcept Therapeutics, ImmunoGen, Insmed, Madrigal Pharmaceuticals, PTC Therapeutics and Vir Biotechnology, which were removed from the peer group primarily due to their being outside of our market capitalization or revenue criteria. Allovir, Arbutus Biopharma, Arcturus, Deciphera, Lexicon, MacroGenics and Omeros were then added to our peer group.

Based on the criteria set forth above, the final group of peer companies approved by our Compensation Committee for calendar 2024 was composed of the following companies:

Agios Pharmaceuticals Allovir Arbutus Biopharma Arcturus Therapeutics BioCryst Pharmaceuticals Deciphera Pharmaceuticals FibroGen	Heron Therapeutics Intercept Pharmaceuticals Karyopharm Therapeutics Lexicon Pharmaceuticals Ligand Pharmaceuticals MacroGenics Omeros	REGENXBIO Sangamo Pharmaceuticals Supernus Pharmaceuticals Theravance Biopharma Travere Therapeutics Vanda Pharmaceuticals Xencor

For purposes of year-end calendar 2024 compensation analysis and determinations, which occurred after the fiscal 2024 data presented in this proxy statement, our Compensation Committee, with the assistance of Alpine, made several changes to the peer group in September 2024. At that time, the criteria were adjusted to focus on companies with annual revenues up to $200 million, market capitalization generally between $100 million and $1 billion and research and development expenditures between $50 million and $450 million. Our Compensation Committee removed from the peer group Agios, Allovir, BioCryst, FibroGen, Ligand, Supernus and Xencor based on their market capitalizations and Deciphera and Intercept, which had been acquired. Based on the revised criteria, our Compensation Committee added Allogene Therapeutics, Altimmune, Editas Medicines, Inovio Pharmaceuticals, Nektar Therapeutics, Puma Biotechnology, Rigel Pharmaceuticals, SAGE Therapeutics and Sutro Biopharma to our peer group for calendar year 2024 (fiscal 2025).

Advisory “Say-on-Pay” Vote

At our 2024 Annual Meeting of Stockholders, approximately 79% of the shares voted on our annual “say-on-pay” proposal were cast in favor of the compensation of our named executive officers as disclosed in our 2024 proxy statement. Since the date of publication of the proxy statement for the 2024 Annual Meeting of Stockholders, neither our management nor our Compensation Committee has received any specific comments from stockholders regarding the Company's executive compensation. In response to the 2024 shareholder advisory vote on executive compensation, however, the Compensation Committee considered the results when determining the Company’s fiscal 2025 executive and NEO compensation in November 2024 and approved more modest equity awards for the NEOs relative to the executive compensation philosophy. The Compensation Committee also noted that the “Option Awards” and “Stock Awards” for fiscal 2023 disclosed in the summary compensation table were granted in

November 2022 and December 2022, respectively, when the Company’s stock price accorded them a much higher value for financial reporting purposes than they had by the end of the year. The value of those awards by year-end is set forth in the Pay Versus Performance data of this proxy statement. Our Compensation Committee will continue to consider the results of shareholder advisory votes on executive compensation and the retention value of outstanding equity awards when making future decisions relating to our executive compensation programs and compensation for NEOs.

Executive Compensation Elements

The main components of our executive compensation program are:

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Base salary;
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Annual variable cash compensation;
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Long-term equity incentives awards consisting of:
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stock options (and typically restricted stock units) with time-based vesting;
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restricted stock units with two types of performance-based vesting; and
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Benefits, including 401(k) safe harbor match and medical benefits.

The following discussion describes how each of these elements of compensation fit into our overall compensation objectives and describes how and why compensation decisions were made by our Compensation Committee with respect to each element based on our compensation consultant’s analysis of competitive market data and our annual review of corporate and individual performance.

Base Salaries

Base salaries are paid in order to provide a fixed component of compensation for our NEOs and other executive officers to reward the individual value that each executive officer brings to us through experience and past and expected future contributions to our success. At our Compensation Committee meeting on November 21, 2023, the Committee established the base salaries of the NEOs for calendar year 2023 to be within a range that is competitive with salaries paid to executives in the 50th percentile among comparable executives at companies in our peer group. Our Compensation Committee increased the base salary of our NEOs by approximately 3% from 2023 to 2024, primarily based on the applicable peer group data for comparable executives.

Annual Variable Cash Compensation

Our variable cash compensation program is intended to reward corporate performance and individual performance by providing our executive officers with an opportunity to receive additional cash compensation. Our CEO’s variable cash compensation is determined solely based on the company’s performance relative to the corporate objectives for the year. In the case of the other executive officers, variable cash compensation is based on both the company’s performance relative to the corporate objectives and our Compensation Committee’s assessment of how well the executive officer performed against his or her individual objectives during the applicable year, based substantially on the assessment of individual performance presented by our CEO. The target variable compensation is then subject to an overall limit of 150% of each NEO’s target amount.

Target Setting. Variable cash compensation targets, which are set as a percentage of base salary for all NEOs and other executive officers, were set within a range that is competitive with annual variable cash compensation paid to executives in the 50th percentile among comparable executives at companies in our peer group.

Elements of Variable Cash Compensation. For all executive officers other than the CEO, target variable cash compensation is determined based on two components: corporate performance and individual performance with

70% of variable cash compensation based on corporate performance and 30% on individual performance. The target percentages and the relative weighting of objectives for the NEOs for the variable cash compensation paid at the end of calendar 2024 were as follows:

	Target % for	Relative Weighting
	Variable Cash	Corporate	Individual
Jay R. Luly, Ph.D.	70%	100%	0%
Matthew P. Kowalsky, J.D.	40%	70%	30%
Scott T. Rottinghaus, M.D.	45%	70%	30%
Yat Sun Or, Ph.D.	40%	70%	30%
Paul J. Mellett	40%	70%	30%

Corporate Performance Objectives. Near the beginning of each calendar year, our Compensation Committee, after considering the recommendations of management and our overall strategic goals, confirms our corporate objectives for the year and the proportional emphasis placed on each broad category of objectives. These objectives generally relate to categories that our Compensation Committee determines can add the most value to Enanta, such as research and development objectives, which constitute a substantial majority of the weighting of the objectives, and other factors primarily within management’s control. Because the level of sales achieved for our products licensed to AbbVie are outside of management’s control, those sales are not a factor considered in determining annual variable compensation. At the end of the year, our Compensation Committee determines the level of achievement of the corporate objectives for the year. This achievement level is then applied to the portion of each NEO’s target variable compensation determined by corporate performance for that year.

Our annual corporate performance is determined based on achievement of one or more of the key research and development objectives for the year.

For calendar year 2023, our CEO proposed corporate objectives primarily focused on the advancement of our research programs, our clinical programs and external opportunities to augment our research and development pipeline, using a relative weighting for each category of objectives with a maximum payout of 150% for corporate performance. Our Compensation Committee then reviewed these 2023 objectives in December 2022, and after adding an objective related to completion of a royalty financing, approved them. In January 2024, our Compensation Committee reviewed our performance against these objectives and determined a corporate performance rating based primarily on objectives related to the following:

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Advancement of Phase 2b study of zelicapavir in high-risk adults with RSV infection;
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Advancement of Phase 2 study of zelicapavir in pediatric patients with RSV infection;
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Topline data from the SPRINT Phase 2 study of EDP-235 for treatment of SARS-CoV-2 infection;
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MAVYRET royalty monetization transaction that closed in April 2023; and
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Advancement of the research program for KIT inhibitors.

Our Compensation Committee, which has full discretion to determine corporate performance against our annual corporate objectives, determined that we had achieved sufficient results against the calendar 2023 performance objectives to award a corporate performance rating of 90%. After reviewing our CEO’s recommendations with respect to the individual performance of the NEOs other than our CEO, our Compensation Committee also determined that among our other NEOs, Drs. Or and Rottinghaus each achieved an individual performance rating of 90% and 110%, respectively. Mr. Mellett achieved a rating of 100% against his individual objectives related to the performance of their respective groups and their individual responsibilities. Mr. Kowalsky was hired in April 2024 and thus was not eligible for variable compensation based on calendar 2023 performance.

For calendar year 2024, our CEO proposed corporate objectives primarily focused on the advancement of our research programs, our clinical programs and external opportunities to augment our research and development pipeline, using a relative weighting for each category of objectives with a maximum payout of 150% for corporate performance. Our Compensation Committee then reviewed these 2024 objectives in December 2024, and determined a corporate performance rating based primarily on objectives related to the following:

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Topline data from the RSVPeds Phase 2 study of zelicapavir for treatment of RSV;
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Advancement of enrollment of RSVHR Phase 2 study of zelicapavir for treatment of RSV;
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Topline data from the EDP-323 challenge study for treatment of RSV; and
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Advancement of the research program for KIT inhibitors and additional new discovery programs.

Our Compensation Committee, which has full discretion to determine corporate performance against our annual corporate objectives, determined that we had achieved sufficient results against the calendar 2024 performance objectives to award a corporate performance rating of 75%.

Given that we have a September 30 fiscal year-end, the “Summary Compensation Table” following this discussion includes information, under the column “Non-Equity Incentive Plan Compensation”, that is a prorated blend of the actual variable cash compensation earned by each NEO in calendar 2023 and 2024 (i.e., the proration in fiscal year 2024 was 25% of variable cash compensation for performance in the calendar year ending December 31, 2023 and 75% of variable cash compensation for the calendar year ending December 31, 2024).

Long-term Equity Incentive Awards

Equity awards have the potential to be a significant component of each NEO’s compensation package. We emphasize equity awards to motivate our NEOs to drive the long-term performance of Enanta and to align their interests with those of our stockholders. We believe this emphasis is appropriate as these officers have the greatest role in establishing Enanta’s direction and should have a significant proportion of their compensation aligned with the long-term interests of stockholders. Our Compensation Committee has established two types of equity awards, each of which now has two components, to serve these long-term incentives.

Equity Awards with Time-Based Vesting. Our Compensation Committee has traditionally made annual awards of stock options to provide a certain amount of equity to officers that will vest as long as the officer continues to work at Enanta. These grants align the interests of our NEOs with those of our stockholders because the grants will only have value if the market value of our common stock increases from the date of grant. To encourage retention and focus our executives on building long-term value for our stockholders, we structure our annual stock option awards so that they vest over a service period of four years. The size of stock option awards for our NEOs is then set within a range that is competitive with the Black-Scholes value of equity awards granted to comparable officers at companies in our peer group. The number of shares subject to each NEO stock option is based primarily on Alpine’s determination of the Black-Scholes value of equity awards granted to executives in the 50th percentile of executives in comparable roles in our peer group companies, and then using that value to determine a number of shares of our common stock based on our Black-Scholes formula used to value our stock options in our financial statements. In November 2020, based primarily on a determination to provide a portion of annual awards as full value awards that would not lose substantially all perceived value in a downturn of the price of our common stock, our Compensation Committee replaced a portion of the target value of what would otherwise have been stock option awards with an award of restricted stock units, or RSUs, that vested annually over four years. The number of full-value RSU awards was determined by the Black-Scholes-equivalent value of the target number of stock options that the RSUs were replacing, using the trailing average stock price and the same Black-Scholes formula inputs as were used to value our stock options in our financial statements. In fiscal 2023 our Compensation Committee decided to allocate half of the Black-Scholes value for annual awards to stock options and half to RSUs, after having allocated one third of the Black-Scholes value of the annual equity awards to RSUs in fiscal 2022.

Beginning in fiscal 2024, given the decline in our stock price, our Compensation Committee decided to award all of the time-based awards as options, and to determine the total number of option shares for all executive officers so that it was lower than the 50th percentile of our peers. To achieve this, Alpine first used an equal blend of (i) the number of Enanta shares having a Black-Scholes value equal to the Black Scholes value of the equity awards in the 50th percentile of the peer group and (ii) the number of Enanta shares equal to the same percentage of the outstanding Enanta stock as the shares of the company in the peer group 50th percentile when ranking the peer group companies by the percentage of the outstanding company stock represented by annual equity awards. Alpine then took that blended total number of shares and recommended using 80% of that number of shares as options with time-based vesting. Using this approach, on November 21, 2023, our Compensation Committee, with input from Dr. Luly as to the other NEOs, then allocated that total number of shares among our executive officers and granted to each of our NEOs non-statutory stock options vesting over four years in equal quarterly installments with respect to a designated number of shares as follows: Dr. Luly, 264,000 options, each of Drs. Or and Rottinghaus, 86,000 options and Mr. Mellett, 83,000 options. Mr. Kowalsky was not yet employed by the company in November 2023.

Restricted Stock Units with Performance-Based Vesting. Prior to fiscal 2024, to provide additional incentive for longer-term performance, our Compensation Committee made annual awards of performance share units, or PSUs, and relative total stockholder return units, or rTSRUs, to each of our executive officers to allow them to achieve levels of equity awards, when aggregated with their time-based equity awards, that could equal or exceed the 50th percentile. Half of these units were designed to vest based on high levels of performance against specific research and development and non-financial business objectives of Enanta over a two-year period. The other half were designed to vest if there is a high relative total stockholder return on our common stock versus the stocks of the other companies in the Nasdaq Biotechnology Index when comparing a two-month period at baseline to the comparable period two years later. Before fiscal 2024, if the objectives were achieved, these awards would allow equity compensation to exceed the 50th percentile. In fiscal 2024, unlike prior years where performance units were used to equal or exceed the 50th percentile, the awards were sized to achieve only 20% of the level of equity awards of the 50th percentile in our peer group based on an equal blend of the 50th percentile Black-Scholes-equivalent number of shares and the number of shares equal to the percentage of Enanta for that percentile, with the above described option awards targeting the balance of the equity awards at the 50th percentile.

Our Compensation Committee has determined that a 2-year performance period is appropriate because, unlike more mature companies that have performance units vesting based on improving financial performance with numerically precise financial metrics, value in Enanta (whether directly measured by our stock price or events that affect that price) is created based on non-financial advances in our research and development programs, none of which has advanced yet beyond Phase 2. Phase 2 studies are generally smaller and shorter in duration than later, registrational studies, and they are often exploratory, which means that the results, and the future direction of development, are subject to more uncertainty in a shorter period of time. In addition, the performance criteria for PSUs need to be precisely and rigorously defined even though they are subject to non-financial metrics. General experience in research and development in biotechnology has demonstrated that over a period of two years early-stage programs rarely progress exactly as planned, primarily due to matters outside of management’s control, such as failures in preclinical testing or unexpected side-effects or lack of efficacy in early-stage human studies. As a result, trying to set objective targets more than two years ahead would likely fail to provide any effective incentive during the full course of a longer performance period since the chances would significantly increase that the objective would become unattainable well before the end of the performance period.

The target number of these performance units in fiscal 2024 was determined as follows:

•
To initially bracket the number of units, Alpine used 20% of the number of shares determined by averaging (i) the number of Enanta shares equal to the Black Scholes value of the equity awards in the 50th percentile of the peer group and (ii) the number of Enanta shares equal to the same percentage of the outstanding Enanta stock as the shares of the company in the peer group 50th percentile when ranking the peer group companies by the percentage of the outstanding company stock represented by annual equity awards, for comparable executives in our peer group companies;

•
Alpine then converted 20% of that value into a preliminary number of full value shares of our common stock based on our Black-Scholes formula used to value our stock options in our financial statements and the 30-day trailing average closing price of our stock at that time;
•
Our Compensation Committee used the total number of shares for all executive officers produced by that calculation and then allocated the total number of shares to determine a target number of total units for each NEO, based in part on considerations of pay equity and the relative roles of the NEOs; and
•
The resulting target number of units was then split evenly between PSUs and rTSRUs for each NEO.

These unit awards have a performance period of two years, ending on December 31 of the second year. Our Compensation Committee determines the level of performance achieved. The Committee does not retain discretion to adjust the performance formula for the rTSRUs or to adjust any of the performance criteria for the PSUs. Once the level of performance is determined, and provided that the NEO is still employed at Enanta, the underlying shares that have vested then settle and are issued to the NEO in the February following the end of the second year.

In the case of the PSUs awarded in fiscal 2024, unit vesting will be based on achievement of research and development milestones in each of three categories of activities: (i) advancement of clinical programs; (ii) advancement of research programs; and (iii) other value-driving opportunities generally involving assets outside of our research and development programs. These milestones, which relate to our key programs, are weighted based on our Compensation Committee’s assessment of the relative value of the milestones. Each milestone is considered to be challenging to achieve, meaning that the likelihood of success during the performance period is possible, but not high. This also means that the chances that multiple milestones are achieved is even lower than for any single milestone. In the case of program milestones, every development activity for the particular program will have to progress substantially as planned in order to achieve the two-year objective for that program. Early-stage programs often experience delays. In addition, the failure rate is quite high for compounds in the early stages of discovery and preclinical and early clinical development. In the case of milestones for assets outside of Enanta, achievement will require success in identifying an available asset, validating the potential of the asset and its value to Enanta, and negotiating and completing a transaction on terms acceptable to all parties, much of which is outside of Enanta’s control. For these reasons we call the PSU milestones “stretch goals” because they are hard to reach, i.e., achieve, as has been the case in each of the past three years. In fiscal years 2024, 2023 and 2022, we achieved PSU milestones that earned our executives 70%, 100% and 15%, respectively, of their target number of PSU shares that were eligible for vesting during those years.

On December 19, 2023, our Compensation Committee awarded our executive officers PSUs with milestones in each of three categories:

• Clinical milestones:	Specific clinical milestones for our clinical programs and initiation of new programs into Phase 1 trials, as well as the possibility of in-licensing and advancement of an external compound.

• Research milestones:	Specific research milestones for our immunology programs and for advancement of any new mechanism of action or compounds for a new disease area.

• Other value-driving milestones:

Out-licensing of EDP-235, zelicapavir or EDP-323, in-licensing and advancement of a novel compound in any one of our current programs or a new disease area, identification and advancement of a combination therapy into a clinical study, or out-licensing and advancement of any other preclinical or clinical stage compound.

Each of the categories of milestones has different percentages of an NEOs target number of PSU shares that will vest if one or more milestones are achieved in that category. There are many different possible combinations that could be achieved, but the maximum payout of PSU shares awarded in fiscal 2024 is capped at 150% of each

NEO’s target number of PSU shares. The clear emphasis of the percentages assigned to the milestones in the December 2023 awards was to give the greatest reward to success in clinical development. The next highest percentage was for an out-licensing transaction for any of EDP-235, zelicapavir, or EDP-323.

In January 2024, in connection with the determination of vesting of the PSUs awarded in December 2021 and in recognition of substantial progress in enrollment of the pediatric study of zelicapavir, even though enrollment fell just short of the target that would have vested an additional 50% of the target number of PSUs, our Compensation Committee approved an award of additional PSUs to our executive officers equal to 10% of the target number of PSUs in the original December 2021 awards. These additional PSUs were deemed vested when awarded and then settled with the other December 2021 vested PSUs in February 2024.

In the case of the rTSRUs awarded on December 19, 2023, these awards will vest and result in the issuance of shares of our common stock based upon the relative ranking of the total stockholder return, or TSR, of Enanta’s common stock in relation to the TSR of the component companies in the Nasdaq Biotechnology Index using a comparison of average closing stock prices over a measurement period using the 60-day period ended December 31, 2023 compared to the 60-day period ending December 31, 2025. The rTSRUs are intended to reward changes in the relative market value of our common stock that might not relate directly to specific long-term objectives of internal research and development efforts reflected in the PSUs but that nonetheless are reflected in our market value and our returns for our stockholders over the performance period. The number of market-based rTSRUs awarded represents the target number of shares of common stock that may be earned; provided, however, that the actual number of shares that may be earned ranges from 0% to 150% of the target number, depending on Enanta’s ranking in that index. The payout thresholds for grants made in December 2023 are as follows:

Relative TSR Percentile Rank	TSR Performance Multiplier
<40th percentile	0%
40th percentile (Threshold)	50%
60th percentile (Target)	100%
75th percentile (Maximum)	150%

•
No rTSRU shares will vest if during the measurement period the percentage change in the value of Enanta’s stock is ranked below the 40th percentile when ranked with the TSRs of all the component companies in the Nasdaq Biotechnology Index.
•
If Enanta’s ranking falls between the 40th and 75th percentiles, there will be interpolation between the fixed vesting amounts of the 40th, 60th and 75th percentiles based on the relative ranking of our stock.

These PSU and rTSRU performance awards provide performance conditions for 20% of the Black Scholes value of the annual equity awards to our executives. Unlike prior years, the target number of shares in these awards, if achieved, when combined with the option awards with time-based vesting, provide our executive officers the opportunity to achieve equity compensation equal to the 50th percentile of our peer group. The 50th percentile in this case consisted of an average of (i) a number of Enanta shares equal to the Black Scholes value of the equity awards at that percentile of the peer group and (ii) a number of Enanta shares equal to the same percentage of the outstanding company stock as the shares of the company in the peer group 50th percentile when ranking the peer group companies by the percentage of the outstanding company stock represented by annual equity. These awards vest only as to one half of the differential if Enanta achieves high levels of performance against the company’s longer-term research and development objectives, and as to the other half if Enanta’s stock performance is at least in the top 60% relative to the returns (calculated as percentage changes) of the traded stocks of the other public biotechnology companies in the Nasdaq Biotechnology Index during the two-year period. The following table shows the percentage of the target numbers of PSU and rTSRUs shares that were paid out in each of the two-year performance periods ending in the three most recent calendar years, demonstrating a broad range of performance that is achievable with these performance awards.

	Percent of Target Number of Shares Earned
	2024-2023	2023-2022	2022-2021
PSU shares earned	150%	70%	100%
rTSRU shares earned	0%	0%	127%
Total % of Target Shares earned	75%	35%	114%

The above table excludes a one-time award of additional PSUs in fiscal 2024 to our executive officers in recognition of substantial progress in enrollment of the pediatric study of zelicapavir, which did not achieve full enrollment by the end of calendar 2023. The amount of the one-time award was equal to 10% of the target number of PSUs in the original December 2021 awards.

Benefits

Health and Welfare Benefits. Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Retirement Savings. All of our full-time employees, including our NEOs, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit (which was $23,000 in calendar 2024; $22,500 in calendar 2023 and $20,500 in 2022 ), with additional salary deferrals not to exceed $7,500 available to those employees 50 years of age or older in calendar 2024 and 2023 and $6,000 in 2022, and to have the amount of this reduction contributed to our 401(k) plan. In addition, in fiscal 2024, 2023 and 2022 we made company contributions in the amount of 6% of base salary, up to a maximum of $19,800, $18,300 and $17,400, respectively, per year. This was based on our policy of making profit-sharing contribution to each employee’s account in amounts ranging from 3% to 6% of base salary and bonus compensation paid in the calendar year, regardless of whether the employee makes a contribution to the 401(k) plan in that year. The percentage of the profit-sharing contribution above 3% is based on Enanta’s performance for the year. The 401(k) Plan does not offer the ability to invest in our securities.

Perquisites. We do not provide significant perquisites or personal benefits to our NEOs. We do, however, pay the premiums for term life insurance for NEOs.

Severance and Change of Control Benefits

Pursuant to employment agreements, our NEOs are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination without cause or for good reason.

We believe that severance protections, particularly in the context of a change of control transaction, can play a valuable role in attracting and retaining executive officers, are an important part of an executive’s total compensation package and are consistent with competitive practices. We believe that the occurrence, or potential occurrence, of a change of control will create uncertainty regarding the continued employment of our NEOs. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. Our practice, in the case of our employment agreements, has been to structure these change of control benefits as “double trigger” benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the NEO is terminated during the 12-month period after the change of control. We believe a “double trigger” benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate protections as incentives to cooperate in negotiating any change of control in which their jobs may be at risk. Because we believe that a termination by the executive for good reason is conceptually the same as a termination by us without cause, and that in the context of a change of control potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we provide severance benefits in these circumstances. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “— Potential Payments Upon Termination, Including Termination After a Change in Control Transaction” below.

Corporate Policies Covering Executive Compensation

➣
Insider Trading Policy

When we became a public company, our Board of Directors adopted an insider trading policy governing the purchase, sale, and other transactions in our securities by our directors, officers and employees. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations. The policy prohibits our directors, officers, employees, and certain other covered persons from illegally trading in Company securities and related derivative securities while aware of material non-public information about the Company or its securities. Additionally, certain individuals are prohibited from trading securities during various times throughout the year, and certain individuals must receive preclearance from our CEO or Chief Financial Officer prior to trading. Our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended September 30, 2024.

➣
Policy Against Hedging

As part of our securities trading policy, all employees, including executive officers, and members of our Board of Directors are prohibited from engaging in hedging transactions involving our securities, including short sales, including short sales “against the box,” and purchases or sales of puts, calls or other derivative securities.

➣
Policy Against Pledging

Our insider trading policy also prohibits pledges of our securities by all employees, including executive officers, and members of our Board of Directors, including purchases of our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan.

➣
Policy Against Repricing Stock Options

We have a consistent policy against the repricing of stock options without stockholder approval.

➣
Compensation Clawback Policy

Our Board of Directors has adopted a revised Compensation Clawback Policy that is applicable to our executive officers, and such other of our senior executive team as may be determined by the Compensation Committee. If we determine that we must restate our financial results as reported in a periodic or other report filed with the SEC to correct an accounting error due to material noncompliance with any financial reporting requirement under the U.S. securities laws, our Board of Directors must recover all incentive compensation, both cash and equity-based, awarded or paid to an executive officer covered by the policy to the extent any such compensation would not have been awarded or paid to such officer based on the restated financial results during the three completed fiscal years preceding the date on which the Company is required to prepare the restatement. This policy was adopted in 2023 after the final rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was promulgated by Nasdaq, and it became effective on October 2, 2023, when the final rule went into effect.

➣
Equity Incentive Awards - Mechanics and Timing

Our Compensation Committee approves all equity awards to NEOs, including the CEO.

For annual option awards, the grant date has typically been during the week in November when our Compensation Committee and the full Board of Directors meet. Since 2022, however, we now schedule a meeting of the Compensation Committee for these awards so that it occurs in the following week, after our announcement of our annual results. This schedule continues to permit the annual awards to NEOs to be effective on the same date that all our employees receive their annual equity awards. Our Compensation Committee’s procedure for timing of stock option awards assures that grant timing is not being manipulated for employee gain. This grant date timing coincides with our calendar-year-based employee review cycle, allowing managers to deliver the equity awards close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance. Consistent with this practice, during fiscal 2024, we granted annual awards to our NEOs (except for Mr. Kowalsky, who did not join the Company until April 2024) on November 22, 2023, two business days after we furnished the Form 8-K disclosing our results for the fiscal quarter and year ended September 30, 2023, and the same business day that we filed our Annual Report on Form 10-K for the year ended September 30, 2023. As required by Item 402(x) of Regulation S-K under the Exchange Act, we are providing the following information relating to such stock options granted to these NEOs because they were granted on the same business day that we filed our Annual Report on Form 10-K for the year ended September 30, 2023.

	Grant Date	Number of securities underlying the award	Exercise price of the award($/Sh)	Grant Date fair value of the award ($)(1)

Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of material nonpublic information and the trading day beginning immediately following the disclosure of material nonpublic information(2)

Jay R. Luly, Ph.D.	11/22/2023	264,000	$8.99	$1,297,481	10.6%
Scott T. Rottinghaus, M.D.	11/22/2023	86,000	$8.99	$422,664	10.6%
Yat Sun Or, Ph.D.	11/22/2023	86,000	$8.99	$422,664	10.6%
Paul J. Mellett	11/22/2023	83,000	$8.99	$407,920	10.6%

(1) Each of the option awards has a ten-year term and they vest over four years. The aggregate grant date fair value of stock options granted during the fiscal year is computed in accordance with the provisions of ASC 718. The exercise price of the options is equal to the closing price of our common stock on the date of grant.

(2) Calculated using the closing price of our common stock on the Nasdaq Global Select Market on November 22, 2023, and November 24, 2023, of $8.99 and $9.94 per share, respectively, based on the filing of our Annual Report on Form 10-K after market close on November 22, 2023. However, our Annual Report on Form 10-K for the year ended September 30, 2023, did not contain any material, non-public information, as the material information about the fiscal year was reported when we issued our earnings results on November 20, 2023.

The exercise price for all stock options to the NEOs (including the CEO) is the fair market value of our common stock on the date of the grant. The fair market value of our common stock as of any particular date is defined by our Compensation Committee as the closing price of our common stock on that date.

Our Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information about the company based on equity award grant dates.

Federal Tax Considerations under Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of a company’s chief executive officer, chief financial officer and the three most highly compensated executive officers (other than the chief executive officer and chief financial officer), as well as any officer who was treated as a covered employee under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, for any year beginning after December 31, 2016. All compensation in excess of $1 million paid to each of the executives described above (other than certain grandfathered compensation in effect before November 2017) will not be deductible by us.

While our Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, our Compensation Committee may also look at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

COMPENSATION COMMITTEE REPORT

This Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and its discussions with management, this Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee,

Kristine Peterson, Chair
Bruce L.A. Carter, Ph.D.
Yujiro S. Hata
Terry C. Vance

January 27, 2025

Summary Compensation Table

The following table sets forth information regarding compensation paid to our NEOs:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Jay R. Luly, Ph.D.	2024	779,875	—	166,367	1,297,481	429,455	22,098	2,695,276
President and Chief Executive	2023	755,375	—	3,520,440	3,084,399	475,886	20,598	7,856,698
Officer	2022	725,050	—	2,305,881	3,739,269	483,032	19,424	7,272,656

Matthew P. Kowalsky, J.D.*	2024	195,342	—	74,276	1,090,560	111,780	1,302	1,473,260
Chief Legal Officer	2023	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—

Scott T. Rottinghaus, M.D.	2024	544,000	—	58,272	422,664	210,040	22,098	1,257,074
Chief Medical Officer	2023	530,250	—	577,080	345,269	190,678	11,448	1,654,724
	2022	77,557	62,500	1,597,316	2,628,960	29,295	337	4,395,965

Yat Sun Or, Ph.D.	2024	537,050	—	59,933	422,664	181,166	21,892	1,222,705
Chief Scientific Officer	2023	501,250	—	764,324	985,114	199,695	19,218	2,469,600
	2022	486,525	—	609,830	652,535	224,010	19,211	1,992,111

Paul J. Mellett	2024	486,325	—	56,919	407,920	163,277	22,098	1,136,539
Chief Financial and	2023	453,975	—	739,664	985,114	177,537	19,424	2,375,714
Administrative Officer	2022	440,381	—	582,640	652,535	192,803	19,211	1,887,570

* Mr. Kowalsky joined the Company in April 2024.

(1)
The amounts shown in the “Salary” column represent the total base salary earned during the designated fiscal year. Annual cash compensation is determined by our Compensation Committee and is adjusted on a calendar year basis, effective at the beginning of the calendar year. The following were the base salaries approved by our Compensation Committee for each calendar year:

	Calendar Year
	2024	2023	2022
Jay R. Luly, Ph.D.	$785,600	$762,700	$733,400
Matthew P. Kowalsky, J.D.	$460,000	$—	$—
Scott T. Rottinghaus, M.D.	$548,000	$532,000	$525,000
Yat Sun Or, Ph.D.	$541,000	$525,200	$505,000
Paul J. Mellett	$489,900	$475,600	$457,300

(2)
The amount shown in the “Bonus” column represents a sign-on bonus paid to the named executive officer.
(3)
The “Stock Awards” column includes restricted stock units (if any), performance share units ("PSUs") and total stockholder return units ("rTSRUs") awards made during the fiscal year. Awards are typically made during the first quarter of the fiscal year, e.g. November 2023 grants are included in the fiscal 2024 column. In 2024, the "Stock Awards" column includes the grant date fair value of rTSRUs and PSUs where which probable of achievement at the time of award during the respective fiscal year in accordance with Accounting Standards Codification (“ASC”) 718.

rTSRUs:

The grant date fair value of the rTSRUs awarded is determined based on a Monte Carlo simulation model as of the grant date. Monte Carlo assumptions used in this calculation are included beginning on page F-19 in Footnote 11 of our Annual Report on Form 10-K for the year ended September 30, 2024, referred to herein as our 2024 Form 10-K. In each case, the rTSRUs that are granted annually measure relative stockholder return during a period at the end of the calendar year in which the number of rTSRUs is determined compared to the same calendar period two years later, regardless of when the grant date of the rTSRUs occurs.

The amounts in the “Stock Awards” column for fiscal years 2024, 2023 and 2022 reflect the grant date fair values of the rTSRUs granted to our NEOs in December 2023 (for fiscal year 2024), December 2022 (for fiscal year 2023), and December 2021 (for fiscal year 2022), respectively, when the awards were made.

The values of the maximum payouts possible for the 2024, 2023, and 2022 rTSRU awards based on the fair value of the rTSRUs at the respective dates of grant and the maximum number of shares issuable under the unit awards based on performance of our common stock are as follows:

	Fiscal Year Ended September 30,
	2024	2023	2022
Jay R. Luly, Ph.D.	$237,360	$1,028,160	$554,850
Matthew P. Kowalsky, J.D.	$111,413	$—	$—
Scott T. Rottinghaus, M.D.	$81,593	$393,120	$257,874
Yat Sun Or, Ph.D.	$81,593	$393,120	$378,120
Paul J. Mellett	$77,884	$302,400	$341,130

A total of 127% of the rTSRUs granted in December 2021 (represented in column 2022) vested at December 31, 2023, because our total stockholder return relative to such companies was between the 75th and 85th percentiles. None of the rTSRUs granted in December 2022 (represented in column 2023) vested at December 31, 2024, because our total stockholder return was negative over the measurement period. The rTSRUs granted in December 2023 (represented in column 2024) will not be eligible for vesting until December 31, 2025.

Restricted Stock Units:

The amounts in the ‘‘Stock Awards” column for fiscal year 2023 and 2022 also include the grant date fair values of restricted stock units granted to our NEOs in November 2022 and 2021, respectively. The fair values of the restricted stock units are based on the closing price of our common stock on the respective dates of grant in accordance with Accounting Standards Codification (“ASC”) 718. In fiscal year 2024, no restricted stock units were granted to our NEOs.

Performance Share Units:

The “Stock Awards” column include the grant date fair value of the performance share units, or PSUs, awarded during fiscal years that were probable at the respective date of grant that the awards would ultimately vest. Typically, the PSUs only vest on achievement of specific performance targets that must be achieved over a two-year period ending on December 31 of the second year.

For fiscal 2024, the "Stock Awards" column includes the grant date fair value of a one-time award of PSUs granted to our NEOs in January 2024 because at the time of grant the corresponding research and development milestone had already been achieved. The grant date fair values of those one-time awards were as follows:

	Fiscal Year Ended September 30,
	2024	2023	2022
Jay R. Luly, Ph.D.	$8,127	$—	$—
Matthew P. Kowalsky, J.D.	$—	$—	$—
Scott T. Rottinghaus, M.D.	$3,877	$—	$—
Yat Sun Or, Ph.D.	$5,538	$—	$—
Paul J. Mellett	$4,997	$—	$—

The "Stock Awards" column does not include the grant date fair value of PSUs granted to our NEOs in fiscal 2023 or 2022, or the regular awards of PSUs in fiscal 2024, because it was not probable at the time of grant that the awards could vest.

A portion of the grant date fair value of a PSU is only recorded in our financial statements, if ever, when it is probable that the corresponding research or development milestone will be achieved. The target number of annual PSUs awarded in fiscal 2024, 2023, and 2022, which were not probable at the time of grant and, therefore, excluded from the "Stock Awards" column above, had grant date fair values based on the closing price of our common stock on the date of grant, as follows:

	Fiscal Year Ended September 30,
	2024	2023	2022
Jay R. Luly, Ph.D.	$147,360	$803,080	$522,383
Matthew P. Kowalsky, J.D.	$58,234	$—	$—
Scott T. Rottinghaus, M.D.	$50,655	$307,060	$229,489
Yat Sun Or, Ph.D.	$50,655	$307,060	$355,994
Paul J. Mellett	$48,353	$236,200	$321,169

A total of 70% of the PSUs granted in December 2021 (fiscal 2022) vested at December 31, 2023. A total of 150% of the PSUs granted in December 2022 (fiscal 2023) vested at December 31, 2024. The PSUs granted in December 2023 (fiscal 2024) are not eligible for vesting until December 31, 2025.

The values of the maximum payouts possible for the 2024, 2023 and 2022 PSU awards, which are based on the fair market value of our common stock at the respective dates of grant, and the maximum number of shares issuable under these unit awards, were as follows:

	Fiscal Year Ended September 30,
	2024	2023	2022
Jay R. Luly, Ph.D.	$221,040	$1,204,620	$783,574
Matthew P. Kowalsky, J.D.	$87,351	$—	$—
Scott T. Rottinghaus, M.D.	$75,983	$460,590	$344,234
Yat Sun Or, Ph.D.	$75,983	$460,590	$533,991
Paul J. Mellett	$72,529	$354,300	$481,753
(4)
The “Option Awards” column includes stock option awards made in the first quarter of the fiscal year, e.g., awards in November 2023 and, in the case of Mr. Kowalsky, April 2024 are shown in the year 2024. The amounts in the “Option Awards” column reflect the grant date fair value of stock options awarded during the fiscal year computed in accordance with the provisions of ASC 718 using the Black-Scholes option-pricing model. Assumptions used in this calculation are included beginning on page F-19 in Footnote 11 of our 2024 Form 10-K.
(5)
The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent a prorated blend of the annual variable cash compensation earned in the calendar years covering the corresponding fiscal year based on corporate and individual performance during the calendar year (e.g., the prorated blend in fiscal year 2024 was 25% of variable cash compensation for performance in the calendar year 2023 and 75% of variable cash compensation for the calendar year 2024). Variable cash compensation is based on corporate and individual performance against objectives proposed by management and approved by our Compensation Committee, which makes the final determination regarding the level of achievement against these objectives. The following presents the target variable compensation percentages applicable to each executive officer for the calendar year bonus paid in the corresponding fiscal year:

	Calendar Year Target Variable Compensation
	2024	2023	2022
Jay R. Luly, Ph.D.	70%	70%	65%
Matthew P. Kowalsky, J.D.	40%	*	*
Scott T. Rottinghaus, M.D.	45%	45%	45%
Yat Sun Or, Ph.D.	40%	40%	40%
Paul J. Mellett	40%	40%	40%

*Mr. Kowalsky was hired in April 2024 and thus had no target variable compensation in that calendar year.

(6)
Includes employer matching contributions for Drs. Luly and Or, and Mr. Mellett under our 401(k) plan in the amounts of $19,800, $18,300, and $17,400 in fiscal 2024, 2023, and 2022, respectively. For Dr. Rottinghaus, whose employment began in August 2022, total employer matching contributions totaled $19,800, $9,150 and $0 in fiscal 2024, 2023, and 2022, respectively. Mr. Kowalsky, whose employment began in April 2024, had no 401(k) plan contributions during any of the reported fiscal years.

The table also includes company-paid premiums for Drs. Luly and Rottinghaus and Mr. Mellett for group term life insurance, short term disability and accidental death and dismemberment insurance and reimbursement for the cost of long-term disability insurance in the aggregate amounts of $2,298, $2,298 and $2,024, and for fiscal 2024, 2023, and 2022, respectively. For Dr. Or, the cost was $2,092, $2,082 and $1,818 for fiscal 2024, 2023, and 2022, respectively. Mr. Kowalsky, whose employment began in April 2024, the cost was $1,302 in fiscal 2024.

2024 Grants of Plan-Based Awards

The following table sets forth certain additional information regarding grants of plan-based awards to our NEOs for our 2024 fiscal year. Unless otherwise specified, all awards were granted under our 2019 Equity Incentive Plan.

								All other
	Estimated possible						All other	option
	payouts under						stock	awards(4):		Grant date
	non-equity incentive			Estimated future payouts under			awards(3):	number of	Exercise or	fair value of
	plan awards(1)			equity incentive plan awards(2)			Number of	securities	base price	stock and
	Target	Maximum	Grant	Threshold	Target	Maximum	shares	underlying	of option	option
	($)	($)	Date	(#)	(#)	(#)	of stock (#)	options (#)	awards ($)	awards ($)
Jay R. Luly, Ph.D.	$545,913	$818,869
2024 Options			11/22/2023	—	—	—	—	264,000	$8.99	$1,297,481
2024 rTSRUs			12/19/2023	8,000	16,000	24,000	—	—	—	$158,240
2024 PSUs			12/19/2023	2,400	16,000	24,000	—	—	—	$—
2024 PSUs			1/4/2024	—	675	—	—	—	—	$8,127
Matthew P. Kowalsky, J.D.(5)	$138,000	$207,000
2024 Options			4/29/2024	—	—	—	—	150,000	$7.27	$1,090,560
2024 rTSRUs			4/29/2024	2,198	4,395	6,593	—	—	—	$74,276
2024 PSUs			4/29/2024	659	4,395	6,593	—	—	—	$—
Scott T. Rottinghaus, M.D.	$244,800	$367,200
2024 Options			11/22/2023	—	—	—	—	86,000	$8.99	$422,664
2024 rTSRUs			12/19/2023	2,750	5,500	8,250	—	—	—	$54,395
2024 PSUs			12/19/2023	825	5,500	8,250	—	—	—	$—
2024 PSUs			1/4/2024	—	322	—	—	—	—	$3,877
Yat Sun Or, Ph.D.	$214,820	$322,230
2024 Options			11/22/2023	—	—	—	—	86,000	$8.99	$422,664
2024 rTSRUs			12/19/2023	2,750	5,500	8,250	—	—	—	$54,395
2024 PSUs			12/19/2023	825	5,500	8,250	—	—	—	$—
2024 PSUs			1/4/2024	—	460	—	—	—	—	$5,538
Paul J. Mellett	$194,530	$291,795
2024 Options			11/22/2023	—	—	—	—	83,000	$8.99	$407,920
2024 rTSRUs			12/19/2023	2,625	5,250	7,875	—	—	—	$51,923
2024 PSUs			12/19/2023	788	5,250	7,875	—	—	—	$—
2024 PSUs			1/4/2024	—	415	—	—	—	—	$4,997

(1)
The amounts in these columns represent target and maximum payouts based on a prorated blend of 25% of variable cash compensation for individual and corporate performance in the calendar year 2023 and 75% of variable cash compensation for the calendar year 2024. There is no threshold-level payout for such variable cash compensation. The maximum payout is 150% of the target payout. The actual amount earned by each NEO is reported under the ‘‘Non-Equity Incentive Plan Compensation’’ column in the Summary Compensation Table. For additional information about our annual variable cash compensation and a discussion of how these amounts are determined, please see “Compensation Discussion and Analysis – Annual Variable Cash Compensation” in this proxy statement.
(2)
There are two types of equity awards included in these columns:

Performance Unit Awards (“PSUs”)

With the exception of the 2024 PSUs granted in January 2024, the fair values of the PSUs granted in fiscal 2024 were not included in the table above because on the date of grant it was not probable that any of the underlying performance milestones would be achieved. The PSUs granted in December 2023 and April 2024 will vest as to percentages of the target number of unit shares only upon achievement of specified milestones within three research and development categories by the end of calendar year 2025, with the actual number of unit shares that may be earned ranging from 0% to 150% of the target number. The fair value of the 2024 PSUs granted in January 2024 were included in the table above because on the date of grant it was probable that the underlying performance milestones were achieved.

Additional details regarding the specified milestones are set forth earlier in this proxy statement under “Executive Compensation – Compensation Discussion and Analysis – Long-Term Equity Incentive Awards – Restricted Stock Units with Performance-Based Vesting.”

The values of the threshold, target and maximum payouts possible for the fiscal 2024 PSU awards granted in December 2023 and April 2024 are based on the fair value at the date of grant and the threshold, target and maximum number of units issuable are as follows:

	Target	Maximum	Threshold
Jay R. Luly, Ph.D.	$147,360	$221,040	$22,104
Matthew P. Kowalsky, J.D.	$58,234	$87,351	$8,735
Scott T. Rottinghaus, M.D.	$50,655	$75,983	$7,598
Yat Sun Or, Ph.D.	$50,655	$75,983	$7,598
Paul J. Mellett	$48,353	$72,529	$7,253

If none of the specified goals within the three research and development categories is achieved by the end of the 2025 calendar year, none of the unit shares will vest.

Relative Total Stockholder Return Units (“rTSRUs”)

The rTSRUs granted in fiscal 2024 (the “2024 rTSRUs”) will vest as to percentages of the target number of unit shares based on the relative ranking of the total stockholder return of our common stock in relation to the total stockholder return of the component companies in the Nasdaq Biotechnology Index over a two-year period based on a comparison of average closing stock prices in the last 60 trading days of calendar 2023 and calendar 2025. The actual number of shares that may be earned under the market-based unit ranges from 0% to 150% of the target number.

The values of the threshold, target and maximum payouts possible for the 2024 rTSRU awards based on the fair value at the date of grant and the threshold, target and maximum number of units issuable, based on the performance of our common stock, are set forth below. These values differ from those for the PSU awards because they are valued based on a Monte Carlo simulation model, as noted in Note 2 to the Summary Compensation Table above.

	Target	Maximum	Threshold
Jay R. Luly, Ph.D.	$158,240	$237,360	$79,120
Matthew P. Kowalsky, J.D.	$74,276	$111,413	$37,138
Scott T. Rottinghaus, M.D.	$54,395	$81,593	$27,198
Yat Sun Or, Ph.D.	$54,395	$81,593	$27,198
Paul J. Mellett	$51,923	$77,884	$25,961

For the 2024 rTSRU awards, the minimum relative total stockholder return, or threshold, to achieve a threshold payout of 50% of the target number of shares requires a percentage increase in the value of Enanta’s stock that causes it to be ranked in at least the 40th percentile among the TSRs of all the component companies in the Nasdaq Biotechnology Index. If the threshold, as approved by our Compensation Committee, is not achieved during the measurement period ending at the end of calendar 2025, or if there is no increase in the value of Enanta stock during the measurement period, none of the unit shares will vest.

3)
Restricted Stock Unit Awards (“RSUs”)

There were no restricted stock unit awards ("RSUs") granted to our NEOs during fiscal 2024.

4)
Stock Options

Each of the option awards has a ten-year term and they vest over four years. The aggregate grant date fair value of stock options granted during the fiscal year is computed in accordance with the provisions of ASC 718. The exercise price of the options is equal to the closing price of our common stock on the date of grant.

5) Equity awards granted to Mr. Kowalsky in fiscal 2024 were granted pursuant to the 2024 Inducement Stock Plan.

2024 Options Exercised and Stock Awards Vested

The following table sets forth the value realized by our NEOs from options to purchase common stock exercised by the NEOs during fiscal 2024 and shares of common stock underlying unit awards that settled during fiscal 2024. The value realized per share for options is based on the difference between the exercise price and the fair market value of our common stock on the date the options were exercised. The value realized upon vesting of the stock awards is based on the fair market value of the shares on the settlement date of the unit awards.

	Option Awards		Stock Awards(1)
	Number of Shares		Number of Shares
	Acquired on Exercise (#)	Value Realized on Exercise ($)	Acquired on Vesting (#)	Value Realized on Vesting ($)
Jay R. Luly, Ph.D.	—	$—	34,200	$354,956
Matthew P. Kowalsky, J.D.	—	$—	—	$—
Scott T. Rottinghaus, M.D.	5,375	$43,483	9,326	$112,972
Yat Sun Or, Ph.D.	—	$—	12,530	$134,089
Paul J. Mellett	—	$—	12,170	$129,622

(1)
For Drs. Luly and Or and Mr. Mellett, these stock awards consist of 25% of the service-based RSUs granted in November 2020, 2021 and 2022 that vested and settled in December 2023, as well as 70% and 100% of the target numbers of PSUs granted in December 2021 and January 2024, respectively that vested and then settled in February 2024. For Dr. Rottinghaus, these stock awards consist of 25% of the service-based RSUs granted in August 2022 and November 2022 that vested and settled in August 2024 and December 2023, respectively, as well as 70% and 100% of the target numbers of PSUs granted in December 2021 and January 2024, respectively that vested and then settled in February 2024.

Outstanding Equity Awards at Fiscal 2024 Year-End

The following table summarizes the outstanding equity award holdings of our NEOs as of September 30, 2024:

		Option Awards				Stock Awards
Named Executive Officers	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)(1)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares of units of stock that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(4)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Jay R. Luly, Ph.D.	11/20/2014	85,250	—	$44.00	11/20/2024
	11/20/2015	110,000	—	$31.42	11/20/2025
	11/18/2016	120,000	—	$30.00	11/18/2026
	11/17/2017	100,000	—	$48.52	11/17/2027
	11/16/2018	68,000	—	$81.20	11/16/2028
	11/18/2019	110,000	—	$63.35	11/18/2029
	11/20/2020	101,062	6,738	$43.57	11/20/2030
	11/19/2021	74,112	33,688	$75.33	11/19/2031
	11/23/2022	58,625	75,375	$45.00	11/23/2032
	11/22/2023	49,500	214,500	$8.99	11/22/2033
	11/20/2020					6,625	$68,635
	11/19/2021					12,850	$133,126
	11/23/2022					47,250	$489,510
	12/22/2022							17,000	(a)	$176,120
	12/22/2022							17,000	(b)	$176,120
	12/19/2023							16,000	(c)	$165,760
	12/19/2023							16,000	(d)	$165,760

Matthew P. Kowalsky, J.D.	4/29/2024	—	150,000	$13.25	4/29/2034
	4/29/2024							4,395	(c)	$45,532
	4/29/2024							4,395	(d)	$45,532

		Option Awards				Stock Awards
Named Executive Officers	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)(1)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares of units of stock that have not vested ($)(3)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(4)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Scott T. Rottinghaus, M.D.	8/8/2022	37,500	37,500	$71.27	8/8/2032
	11/23/2022	6,562	8,438	$45.00	11/23/2032
	11/22/2023	10,750	69,875	$8.99	11/22/2033
	8/8/2022					10,000	$103,600
	11/23/2022					5,250	$54,390
	12/22/2022							6,500	(a)	$67,340
	12/22/2022							6,500	(b)	$67,340
	12/19/2023							5,500	(c)	$56,980
	12/19/2023							5,500	(d)	$56,980

Yat Sun Or, Ph.D.	11/20/2014	36,500	—	$44.00	11/20/2024
	11/20/2015	33,000	—	$31.42	11/20/2025
	11/18/2016	35,000	—	$30.00	11/18/2026
	11/17/2017	23,500	—	$48.52	11/17/2027
	11/16/2018	20,000	—	$81.20	11/16/2028
	11/18/2019	30,000	—	$63.35	11/18/2029
	11/20/2020	28,875	1,925	$43.57	11/20/2030
	11/19/2021	19,525	8,875	$75.33	11/19/2031
	11/23/2022	19,687	25,313	$45.00	11/23/2032
	11/22/2023	16,125	69,875	$8.99	11/22/2033
	11/20/2020					1,900	$19,684
	11/19/2021					3,400	$35,224
	11/23/2022					15,750	$163,170
	12/22/2022							6,500	(a)	$67,340
	12/22/2022							6,500	(b)	$67,340
	12/19/2023							5,500	(c)	$56,980
	12/19/2023							5,500	(d)	$56,980

Paul J. Mellett (6)	11/20/2014	16,250	—	$44.00	11/20/2024
	11/20/2015	14,999	—	$31.42	11/20/2025
	11/18/2016	14,999	—	$30.00	11/18/2026
	11/17/2017	11,250	—	$48.52	11/17/2027
	11/16/2018	9,500	—	$81.20	11/16/2028
	11/18/2019	30,000	—	$63.35	11/18/2029
	11/20/2020	28,875	1,925	$43.57	11/20/2030
	11/19/2021	19,525	8,875	$75.33	11/19/2031
	11/23/2022	19,687	25,313	$45.00	11/23/2032
	11/22/2023	15,562	67,438	$8.99	11/22/2033
	11/20/2020					1,900	$19,684
	11/19/2021					3,400	$35,224
	11/23/2022					15,750	$163,170
	12/22/2022							5,000	(a)	$51,800
	12/22/2022							5,000	(b)	$51,800
	12/19/2023							5,250	(c)	$54,390
	12/19/2023							5,250	(d)	$54,390
(1)
The unexercisable stock options in this column will vest quarterly over the remaining balance of the quarters from the grant date, until the fourth anniversary of the grant date, in increments equal to 1/16 of the shares in the original option award.
(2)
The awards in this column represent RSUs subject only to service-based vesting. The RSUs are to vest in four equal annual installments on the first four anniversaries of the awards.
(3)
The market values of these awards set forth in this table are based on the number of units (representing shares) shown multiplied by the closing price of our common stock on September 30, 2024 ($10.36), as reported by the Nasdaq Global Select Market.

(4)
The awards included in this column represent PSUs and rTSRUs. This column shows the target number of shares that may be earned. The actual number of shares that may be earned ranges from 0% to 150% of the target number.
a)
These are PSUs that were to vest as to percentages of the target number of unit shares only upon Enanta’s achievement of specified milestones within three categories on or before the end of the respective two- year performance period ending on December 31 of the second year, and then settle in February of the following year, subject to the NEO’s continued employment with Enanta. Additional details regarding the specified milestones are set forth earlier in this proxy statement under “Executive Compensation – Compensation Discussion and Analysis – Long-Term Equity Incentive Awards – Restricted Stock Units with Performance-Based Vesting.” The actual number of unit shares that could be earned for achievement of one or more milestones ranged from 15% to 150% of the target number shown. As of December 31, 2024, a total of 150% of these PSUs vested based on the achievement of two clinical milestones and two research milestones and will settle in February 2025, subject to the NEO’s continued employment with Enanta.
b)
These rTSRUs were to vest based upon the relative ranking of the total stockholder return, or TSR, of Enanta’s common stock in relation to the TSR of each of the component companies in the Nasdaq Biotechnology Index over a two-year period based on a comparison of average closing stock prices in the 60-day periods prior to December 31, 2022 and December 31, 2024, provided that Enanta's stock performance is at least in the top 60% relative to the returns (calculated as percentage changes) of the component companies. As of December 31, 2024, 0% of these rTSRUs vested because the Enanta TSR was negative.
c)
These PSUs will vest as to percentages of the target number of unit shares only upon Enanta’s achievement of specified milestones within three categories on or before December 31, 2025, and will settle in February 2026, subject to the NEO’s continued employment with Enanta. The actual number of unit shares that may be earned range from 0% to 150% of the target number shown. The specified milestones for these PSUs are similar in scope to those referenced in note (a) above.
d)
These rTSRUs will vest based upon the relative ranking of the total stockholder return, or TSR, of Enanta’s common stock in relation to the TSR of each of the component companies in the Nasdaq Biotechnology Index over a two-year period based on a comparison of average closing stock prices in the 60-day periods prior to December 31, 2023, and December 31, 2025, and will settle in February 2026, subject to the NEO’s continued employment with Enanta.
(5)
The market values of the awards set forth in this column are based on the target number of units shown (representing shares) multiplied by the closing price of our common stock on September 30, 2024 ($10.36), as reported by the Nasdaq Global Select Market.
(6)
Pursuant to a qualifying domestic relations order issued on November 19, 2019, one half of all Enanta securities held by Mr. Mellett on September 30, 2019 were transferred to his former spouse.

Potential Payments Upon Termination, Including Termination After a Change in Control Transaction

If Dr. Luly is terminated involuntarily without cause or constructively terminated, and such termination occurs within twelve months of a change in control transaction, these terms as defined in the executive employment agreements, he is entitled to the following from the Company: (i) a lump sum payment in an amount equal to the higher of (x) eighteen (18) months of his then current base salary or (y) eighteen (18) months of his base salary immediately prior to the effective date of the change in control, (ii) a lump sum payment equal to one hundred fifty percent (150%) of the target annual bonus for the period in which his employment is terminated and (iii) a continuation of benefit coverage for up to eighteen (18) months.

If any of Drs. Rottinghaus, Or or Messrs. Kowalsky or Mellett is terminated involuntarily without cause or constructively terminated, and such termination occurs within twelve months of a change in control transaction, these terms as defined in the agreements, then each is entitled to following from the Company: (i) a lump sum payment in an amount equal to the higher of (x) twelve (12) months of his or her then current base salary or (y) twelve (12) months of his or her base salary immediately prior to the effective date of the change in control, (ii) a lump sum payment equal to one hundred percent (100%) of the target annual bonus for the period in which his or her employment is terminated and (iii) a continuation of benefit coverage for up to twelve (12) months.

If Dr. Luly is terminated involuntarily without cause other than within twelve (12) months of a change in control transaction or if he voluntarily terminates his employment for good reason, these terms as defined in the agreements, he is entitled to the following from the Company: (i) a lump sum payment in an amount equal to twelve (12) months of his then current base salary and (ii) a lump sum payment in an amount equal to one hundred percent (100%) of the target annual bonus for the period in which his employment is terminated and (iii) continuation of benefit coverage for up to twelve (12) months.

If any of Drs. Rottinghaus, Or or Messrs. Kowalsky or Mellett is terminated involuntarily without cause other than within twelve (12) months of a change in control transaction or voluntarily terminates his or her employment for good reason, these terms as defined in the agreements, then each is entitled to the following from the Company: (i) a lump sum payment in an amount equal to six (6) months of his or her then current base salary and (ii) continuation of benefit coverage for up to six (6) months.

In addition, if any of Drs. Luly, Rottinghaus, Or or Messrs. Kowalsky or Mellett involuntary terminated without cause or is constructively terminated, and such termination occurs within twelve months of a change of control transaction, these terms as defined in the agreements, all unvested stock options and restricted stock units granted to that executive shall immediately become fully vested and exercisable or become vested and settle, as the case may be, and all unvested performance share units shall vest and issue with respect to the target number of shares.

The following tables shows the potential payments due to each of our NEOs (i) upon termination of employment prior to a change in control and (ii) upon termination of employment within 12 months following a change of control; assuming such termination were to have occurred as of September 30, 2024.

	Termination Without Cause(1) Not in Connection with a Change of Control
	Salary ($)	Bonus ($)(2)	Benefits ($)(3)	Other ($)(4)	Value of Modified Equity Awards ($)(5)	Total ($)
Jay R. Luly, Ph.D.	785,600	549,920	19,272	48,911	—	1,403,703
Matthew P. Kowalsky, J.D.	460,000	—	13,878	1,749	—	475,627
Scott T. Rottinghaus, M.D.	548,000	—	13,878	4,165	—	566,043
Yat Sun Or, Ph.D.	541,000	—	9,636	36,896	—	587,532
Paul J. Mellett	489,900	—	9,636	39,084	—	538,620

(1)
“Cause” is defined as a vote of our Board of Directors to dismiss the NEO as a result of (i) any act of the NEO constituting criminal financial dishonesty against Enanta; (ii) the NEO’s engagement in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment determined in good faith by our Board of Directors to be reasonably likely to adversely affect Enanta’s business or reputation or negligently expose Enanta to civil or criminal liability; or (iii) the NEO’s repeated failure to follow the directives of the Board.
(2)
Represents lump sum payment made as of date of termination based on 100% of the CEO’s target bonus.
(3)
Consists of health and dental benefits and life insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of September 30, 2024 and is valued at the premiums in effect on September 30, 2024.
(4)
Represents accrued vacation pay due to the executive officer as of September 30, 2024.
(5)
No options, restricted stock units or performance share units would vest as a result of the termination of the executive officer’s employment without cause not in connection with a change of control.

	Termination Without Cause(1) Following a Change of Control
	Salary ($)	Bonus ($)(2)	Benefits ($)(3)	Other ($)(4)	Value of Modified Equity Awards ($)(5)	Total ($)
Jay R. Luly, Ph.D.	1,178,400	824,880	28,908	48,911	1,442,846	3,523,945
Matthew P. Kowalsky, J.D.	460,000	184,000	27,756	1,749	91,064	764,569
Scott T. Rottinghaus, M.D.	548,000	246,600	27,756	4,165	421,358	1,247,879
Yat Sun Or, Ph.D.	541,000	216,400	19,272	36,896	488,809	1,302,377
Paul J. Mellett	489,900	195,960	19,272	39,084	451,778	1,195,994

(1)
“Change in control” is defined as (a) the acquisition of 50% or more of our common stock (including shares convertible into common stock) by any person, entity or “group” (as such term is defined in Section 13(d) or 14(d)(2) of the Exchange Act); (b)

a change in the majority of the directors on the board of directors being directors who were not nominated by the incumbent board; (c) a merger or similar combination after which 50% or more of our voting stock or any other surviving corporation that is a successor to us is not held by the persons having beneficial ownership of us immediately prior to such merger or combination, or (d) the sale of all or substantially all of our assets.
(2)
Amount represents 100% of the executive’s target bonus for the fiscal year in which termination of employment occurs. In the case of our CEO, the amount represents 150% of his target bonus.
(3)
Consists of health, dental and vision benefits and life insurance coverage. The value is based upon the type of insurance coverage we carried for each executive officer as of September 30, 2024 and is valued at the premiums in effect on September 30, 2024.
(4)
Represents accrued vacation pay due to the executive officer as of September 30, 2024.
(5)
Represents the intrinsic value, as of September 30, 2024, of all unvested stock options, restricted stock units and performance share units that would vest as a result of the termination of the executive officer’s employment as of September 30, 2024, in connection with a change of control.

CEO Pay Ratio

In accordance with Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the median of the annual total compensation of all of our employees other than our principal executive officer. For fiscal 2024 the annual total compensation for Jay R. Luly, Ph.D., our Chief Executive Officer, as reported in our Summary Compensation Table, was $2,695,276 and the annual total compensation for our median employee was $208,253, resulting in an estimated pay ratio of approximately 13:1.The decrease in the pay ratio from 33:1 in fiscal 2023 to 13:1 in fiscal 2024 was primarily driven by a decrease in CEO pay resulting from a decrease in the grant date fair value of equity awards granted in fiscal 2024.

We identified the median employee as of September 30, 2024, by aggregating for each employee employed on that date (i) base salary or wages actually paid in fiscal 2024, (ii) cash incentive compensation actually paid in fiscal 2024, (iii) the grant date fair value of equity awards granted in fiscal 2024 determined in accordance with FASB ASC Topic 718, and (iv) the company-paid 401(k) plan contribution made during fiscal year 2024. We chose this methodology because we believed it was reasonably representative of our employee compensation. We then ranked our employees from lowest to highest using this compensation measure. This calculation was performed for all of our employees who were employed on September 30, 2024, excluding Dr. Luly, which totaled 130 employees, all of whom are based in the United States. Since that resulted in an even number of employees, we selected the employees ranked 65th and 66th on the list and used the average of their compensation as our “median employee” for purposes of calculating the pay ratio. In each case we determined the employee’s annual total compensation in the same manner as we determined Dr. Luly’s compensation for purposes of the Summary Compensation Table.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we are required to provide the following disclosure for the fiscal years listed below regarding (i) the “compensation actually paid”, as determined under SEC rules, for Jay R. Luly, Ph.D., our principal executive officer (“PEO”) and our Named Executive Officers other than our PEO (our “Non-PEO NEOs”), and (ii) our Company performance. We did not use any financial performance measure to link “compensation actually paid” to our NEOs to our Company performance in the most recently completed fiscal year; accordingly, this disclosure does not present a company-selected measure in the table below nor a tabular list of our most important financial metrics. In making its compensation decisions for any of the years shown, our Compensation Committee did not consider the specific pay-versus-performance information disclosed below; however, our Compensation Committee did consider the year-end retention value of unvested outstanding equity awards held by our NEOs.

					Value of initial fixed $100 investment(4) based on:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO (1)(2)(3)($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Total Stockholder Return ($)	NBI Total Stockholder Return ($)	Net Income (Loss) ($) (in thousands)
2024	2,695,276	2,193,308	1,272,395	1,054,828	23	112	(116,045)
2023	7,856,698	(2,465,479)	2,813,550	(445,252)	24	93	(133,816)
2022	7,272,656	5,374,445	2,906,002	2,198,850	113	89	(121,755)
2021	5,293,709	6,331,662	2,106,751	2,517,642	124	119	(78,996)

(1)
Jay R. Luly, Ph.D. was our PEO for each year presented. The individuals comprising our Non-PEO NEOs for each fiscal year are as follows:

2024	2023	2022	2021
Scott T. Rottinghaus, M.D.	Yat Sun Or, Ph.D.	Scott T. Rottinghaus, M.D.	Brendan Luu
Matthew P. Kowalsky, J.D.	Nathaniel S. Gardiner, J.D.	Yat Sun Or, Ph.D.	Tara Kieffer, Ph.D.
Yat Sun Or, Ph.D.	Paul J. Mellett	Nathaniel S. Gardiner, J.D.	Yat Sun Or, Ph.D.
Paul J. Mellett	Brendan Luu	Paul J. Mellett	Paul J. Mellett

(2) The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect certain adjustments to the “Total ($)” column in the Summary Compensation Table, as described in note (3) below.

(3) “Compensation Actually Paid” reflects the exclusion and inclusion of certain specified items for the PEO and the Non-PEO NEOs, as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the “Exclusion of Stock Awards and Option Awards” column in the tables below are the totals from the “Stock Awards” and “Option Awards” columns set forth in the Summary Compensation Table. When these totals are excluded from the Summary Compensation Table Totals, the remainder is the cash compensation “actually paid” in the corresponding fiscal year. Amounts in the “Inclusion of Equity Values” column in the tables below, which are explained further in those tables, are then added to the cash compensation to determine the “Compensation Actually Paid” in a given fiscal year.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2024	2,695,276	(1,463,848)	961,880	2,193,308
2023	7,856,698	(6,604,839)	(3,717,338)	(2,465,479)
2022	7,272,656	(6,045,150)	4,146,939	5,374,445
2021	5,293,709	(4,062,488)	5,100,441	6,331,662

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,272,395	(648,302)	430,735	1,054,828
2023	2,813,550	(2,140,629)	(1,118,173)	(445,252)
2022	2,906,002	(2,356,317)	1,649,166	2,198,850
2021	2,106,751	(1,539,520)	1,950,411	2,517,642

The amounts in the “Inclusion of Equity Values” columns in the tables above are the amounts in the “Total – Inclusion of Equity Values” columns below, which are the net totals of the amounts set forth in columns (A), (B) and (C) in the following tables for Dr. Luly and our other NEOs:

Year	(A) Year End Fair Value of Equity Awards Granted During the Year for Unvested Equity Awards as of the End of the Year for PEO ($)	(B) Change in Fair Value from Last Day of Prior Year to Last Day of Year for Unvested Equity Awards for PEO ($)	(C) Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2024	1,273,998	(225,162)	(86,956)	961,880
2023	864,459	(3,440,963)	(1,140,834)	(3,717,338)
2022	3,824,613	(393,050)	715,376	4,146,939
2021	4,925,055	712,784	(537,398)	5,100,441

Year	(A) Average Year End Fair Value of Equity Awards Granted During the Year for Unvested Equity Awards as of the End of the Year for Non-PEO NEOs ($)	(B) Average Change in Fair Value from Last Day of Prior Year to Last Day of Year for Unvested Equity Awards for Non-PEO NEOs ($)		(C) Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year for Non-PEO NEOs ($)		Average Total - Inclusion of Equity Values for Non-PEO NEOs ($)
2024	509,582	(66,791)	*	(12,056)	*	430,735
2023	280,232	(1,031,435)	*	(366,970)	*	(1,118,173)
2022	1,568,955	(77,517)	*	157,728	*	1,649,166
2021	1,933,997	83,538	**	(67,124)	**	1,950,411

*These averages for 2024, 2023 and 2022 only include the unvested equity awards for three Non-PEO NEOs, as the other NEO did not have any prior year equity awards, which would have skewed the average.

**These averages for 2021 only includes the unvested equity awards for two Non-PEO NEOs, as the other two NEOs did not have any prior year equity awards, which would have skewed the average.

The negative equity values for our PEO and Non-PEO NEOs in fiscal 2024 and 2023 are due to the 7% and 78% decline, respectively, in the Company's stock price from the prior year fiscal year to the current fiscal year, which affected the value of unvested awards as of September 30, 2024 and 2023 and awards vesting during those fiscal years.

(4) The Peer Group TSR set forth in this table utilizes the TSR of the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended September 30, 2024. The comparison assumes $100 was invested in the Company and in the Nasdaq Biotechnology Index, respectively, for the period starting September 30, 2021, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

Description of Relationship Between PEO and Average Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR at the end of each of the four most recent fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Loss during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Loss
Compensation Actually Paid
($ Millions)
$8
$6
$4
$2
$-
$(2)
$(4)
$6.3
$2.5
$5.4
$2.2
$(2.5)
$(0.4)
$2.2
$1.1
$(79.0)
$(121.8)
$(133.8)
$(116.0)
$(15)
$(60)
$(105)
$(150)
Net Loss
($ in Millions)
2021
2022
2023
2024
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Net Loss (in millions)

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR at each of the four most recently completed fiscal years to that of the Nasdaq Biotechnology Index TSR for the same years. The TSRs are indexed to $100 invested as of the end of the 2020 fiscal year.

Comparison of Cumulative TSR of Enanta and Nasdaq Biotechnology Index
$150
$100
$50
$-
$124
$113
$112
$119
$93
$100
$89
$23
$24
2020
2021
2022
2023
2024
Enanta Pharmaceuticals, Inc. (ENTA)
Nasdaq Biotechnology (NBI)

DIRECTOR COMPENSATION

The following table summarizes compensation paid to our non-employee directors during or with respect to the fiscal year ended September 30, 2024.

Non-Employee Directors:	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Bruce L.A. Carter, Ph.D.	97,500	256,406	—	353,906
Mark G. Foletta	75,000	256,406	—	331,406
Yujiro Hata	62,500	256,406	—	318,906
Kristine Peterson	70,000	256,406	—	326,406
Lesley Russell, MBChB, MRCP	65,000	256,406	—	321,406
Terry C. Vance	77,500	256,406	—	333,906

Employee Directors:
Jay R. Luly, Ph.D.(3)	—	—	—	—

(1)
Amounts shown represent the aggregate grant date fair value of the option awards granted on March 6, 2024, to our non-employee directors at the time of the 2024 annual meeting. These grant date fair values were computed in accordance with FASB Topic ASC 718. These amounts do not correspond to the actual value that will be recognized by the non-employee director with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our 2024 Form 10-K.
(2)
In 2024, each of our non-employee directors at the time of the 2024 annual meeting was awarded an option to purchase 15,700 shares, which vests monthly until our next annual meeting of stockholders.

The following sets forth the aggregate number of shares underlying outstanding options as of September 30, 2024 held by each director included in the table:

Director	Option Shares Outstanding*
Bruce L.A. Carter, Ph.D.	77,500
Mark G. Foletta	58,500
Yujiro Hata	47,144
Kristine Peterson	72,750
Lesley Russell, MBChB, MRCP	76,500
Terry C. Vance	83,500
Jay R. Luly, Ph.D.**	—

* The exercise prices for the various outstanding stock options of each of the directors set forth above range from $15.66 up to $102.54 (depending on the length of service of the directors).

**Excludes outstanding options to purchase an aggregate 1,206,850 shares awarded to Dr. Luly in his capacity as President and Chief Executive Officer of Enanta, outstanding restricted stock units for 66,725 shares with service-based vesting and outstanding PSUs and rTSRUs for an aggregate of 66,000 shares, which is the target number of shares that may be earned by Dr. Luly under various unit awards.

(3)
Dr. Luly receives no compensation for his service on the Board. All of his compensation is described above in this proxy statement under the heading “Executive Compensation – Summary Compensation Table.”

Director Compensation Policy

Our non-employee directors received an annual retainer of $50,000 starting in calendar 2024. The Chairman of our Board of Directors also received an additional retainer of $35,000. In addition, all non-employee directors who served on one or more committees received the following committee fees:

Committee	Chair	Other Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000

Other than the annual retainers and committee fees described above, non-employee directors were not entitled to receive any cash fees in connection with their service on our Board in 2024. Equity awards to our non-employee directors are made on the date of our annual meeting of stockholders and, in the case of new directors, when they join our Board of Directors. At our 2024 annual meeting of stockholders, each non-employee director who had served at least six months prior to the annual meeting was awarded an option to purchase 15,700 shares, vesting monthly over the year of service until the next annual meeting. Any new director is granted an option award upon joining our Board of Directors, which would typically be approximately 1.7 times the most recent annual grant to non-employee directors and would vest monthly over three years.

Our Board has approved limitations on non-employee director compensation, which are set forth in our 2019 Equity Plan. These limitations, which apply to total annual compensation, including annual retainer, committee fees and equity awards, are $900,000 in the year of initial election (when an initial equity award is granted) and $600,000 for each year thereafter.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Enanta’s audited financial statements for the year ended September 30, 2024.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee Enanta’s accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available in the “Investors – Corporate Governance” section of our website at www.enanta.com. The Audit Committee is comprised entirely of independent directors as defined by applicable Nasdaq Stock Market standards.

Management is responsible for our internal controls and the financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP.

In the course of its oversight of Enanta’s financial reporting process, the Audit Committee:

•
reviewed and discussed with management and PricewaterhouseCoopers LLP Enanta’s audited financial statements for the fiscal year ended September 30, 2024;
•
discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;
•
received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;
•
reviewed with management and PricewaterhouseCoopers LLP Enanta’s critical accounting policies;
•
discussed with management the quality and adequacy of Enanta’s internal controls;
•
discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence; and
•
considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Enanta’s Annual Report on Form 10-K for the year ended September 30, 2024 for filing with the Securities and Exchange Commission.

By the Audit Committee,
Mark G. Foletta, Chair
Lesley Russell, MBChB, MRCP
Terry C. Vance

January 27, 2025

Audit Fees

PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited our financial statements for the year ended September 30, 2024. The Audit Committee, under delegated authority of the Board of Directors, has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2025. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

The aggregate fees for audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2024 and 2023 are as follows:

	2024	2023
Audit Fees(1)	$762,000	$944,600
Tax Fees(2)	89,312	273,294
All Other Fees(3)	2,125	3,081
Total	$853,437	$1,239,938

(1)
Audit fees in 2024 represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements. Audit fees in 2023 represent fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements and audit of our internal control over financial reporting.
(2)
Tax fees were for services related to (a) tax compliance including sales and use taxes and (b) tax planning. The 2024 tax fees consisted of $45,500 of tax compliance fees and $43,812 for tax planning. The 2023 tax fees consisted of $90,144 of tax compliance fees and $183,150 for tax planning.
(3)
All other fees for 2024 and 2023 relate to technical research material fees.

Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. For engagements for audit-related or tax-related services within a specified dollar limit, the Chair of the Audit Committee has authority to provide such prior approval, and he reports to the full committee whenever he has exercised that authority. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period, would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

STOCKHOLDER MATTERS

Stockholder Recommendations for Director Nominations

Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information to the Chair of the Nominating and Corporate Governance Committee, Enanta Pharmaceuticals, Inc., 4 Kingsbury Avenue Watertown, Massachusetts 02472:

(a)
a brief statement outlining the reasons the nominee would be an effective director for Enanta;
(b)
(i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other board of directors and board committees on which the candidate has served during that period, (iii) the number of shares of Enanta stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with Enanta;
(c)
(i) the stockholder’s name and record address and the name and address of the beneficial owner of Enanta shares, if any, on whose behalf the proposal is made and (ii) the number of shares of Enanta stock that the stockholder and any such other beneficial owner beneficially own; and
(d)
the other information specified in Enanta’s Bylaws as then in effect. The Committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.

Other Stockholder Proposals

Any stockholder proposing to bring any business other than a director candidate before an annual meeting of stockholders, which business must relate to a proper matter under Delaware law for stockholder action, must provide the following information to the Chair of the Nominating and Corporate Governance Committee:

(a)
a brief description of the business desired to be brought before the annual meeting;
(b)
the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed amendment);
(c)
the reasons for conducting such business at the annual meeting;
(d)
the proposing stockholder’s name and record address and the name and address of the beneficial owner of Enanta shares, if any, on whose behalf the proposal is made; and
(e)
the other information specified in Enanta’s Bylaws as then in effect.

Deadline for Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in Enanta’s proxy materials for the annual meeting of our stockholders to be held in 2026 (the “2026 Annual Meeting”), it must be received by Enanta at 4 Kingsbury Avenue, Watertown, Massachusetts 02472 (or such other address as is listed as Enanta’s primary executive offices in its periodic reports under the Exchange Act) no later than September 29, 2025.

In addition, Enanta’s Bylaws require a stockholder who wishes to bring business before the meeting, but does not intend for such business to be included in our proxy statement, or who wishes to propose director nominations at the 2026 Annual Meeting, to give advance written notice to Enanta’s Corporate Secretary not less than 90 days nor more than 120 days before the first anniversary of the 2025 Annual Meeting; provided, however, if our next annual meeting is advanced more than 20 days or delayed more than 60 days after the anniversary of the 2025 Annual Meeting, such notice must be received in writing no earlier than the 120th day prior to such annual meeting and by the later of the close of business on the 90th day prior to such annual meeting and the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Accordingly, assuming the 2026 Annual Meeting is held on March 13, 2026, such advance written notice would need to be given between November 13, 2025 and December 13, 2025.

Universal Proxy Rules

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Enanta’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 12, 2026. If the date of the 2026 Annual Meeting is more than 30 days before or after March 13, 2026, stockholders who intend to solicit proxies in support of director nominees other than Enanta’s nominees must provide such notice by the later of 60 days prior to the meeting or the 10th day after Enanta first publicly announces the date of the meeting.

Appendix A

Reflects Increase in Authorized Shares Proposed

for Approval at the March 13, 2025 Annual Meeting

ENANTA PHARMACEUTICALS, INC.

2019 Equity Incentive Plan

1. Purpose

The purpose of this 2019 Equity Incentive Plan (this “Plan”) of Enanta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form), are eligible to be granted Awards under this Plan. Each person who is granted an Award under this Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3. Administration and Delegation

(a) Administration by Board of Directors. This Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to this Plan as it shall deem advisable. The Board may construe and interpret the terms of this Plan and any Award certificate issued or Award agreement entered into under this Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award in the manner and to the extent it shall deem expedient, and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in this Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under this Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in this Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under this Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under this Plan) to employees or officers of the Company and to exercise such other powers under this Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under this Plan (any or all of which Awards may be in the form of Incentive Stock Options, as defined in Section 5(b)) for up to such number of shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A) 6,350,000 shares of Common Stock; plus

(B) all shares of Common Stock reserved for issuance under the Company’s 2012 Equity Incentive Plan, as amended through October 1, 2018 (the “2012 Plan”) and not issued as of the date and time of stockholder approval of this Plan (including any shares reserved for issuance under the Company’s 1995 Equity Incentive Plan, as amended, that become available under the 2012 Plan), and including the 582,637 additional shares of Common Stock added on October 1, 2018 by the provision for automatic annual increases under the 2012 Plan, but not including any further increases under such provision, which provision shall have no further effect upon stockholder approval of this Plan; plus

(C) all shares of Common Stock reserved for issuance upon exercise of options or unit awards that are outstanding as of the date and time of stockholder approval of this Plan and that subsequently expire or are terminated, surrendered or canceled without having been fully exercised or are forfeited in whole or in part or result in any Common Stock not being issued and such shares becoming available for the grant of Awards under this Plan pursuant to Section 4(a)(2)(B).

For the avoidance of doubt, shares of Common Stock reserved for issuance under the 2012 Plan can only become available for issuance under this Section 4(a)(1)(C), if they are not issuable or issued under awards made under the 2012 Plan.

(D) Shares issued under this Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under this Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under this Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to this Plan;

(B) if any Award under this Plan or, as applicable, the 2012 Plan (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that could be settled either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall become available for the grant of Awards under this Plan (even if previously granted under the 2012 Plan); provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under this Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a tandem SAR shall not again become available for grant upon the expiration or termination of such tandem SAR;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant under this Plan or the 2012 Plan to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under this Plan.

(D) shares of Common Stock repurchased by the Company in the open market with the proceeds of the exercise price of an option may not be reissued under this Plan.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in this Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in this Plan, except as may be required by reason of Section 422 and related provisions of the Code.

(c) Non-Employee Director Aggregate Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director of the Company with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year, including Awards granted and cash fees paid or payable by the Company to such non-employee director, will not exceed (i) $600,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such period, $900,000 in total value. The value of any Awards included in the calculation of such total value shall be based on the grant date fair value of such Awards for financial reporting purposes, and any compensation shall be counted towards these limits for the service year in which it is earned (and not when settled or paid in the event any such compensation is deferred).

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Enanta Pharmaceuticals, Inc., any of Enanta Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option. No Incentive Stock Option may be granted hereunder more than 10 years after the Effective Date (as defined in Section 11(d) and subject to reset as provided therein).

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option certificate. The exercise price shall be not less than 100% of the Fair Market Value per share of Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. “Fair Market Value” of Common Stock on any given date means the fair market value of Common Stock determined in good faith by the Board; provided, however, that if Common Stock is admitted to quotation on a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last preceding such date for which there are market quotations.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of ten (10) years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under this Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option certificate or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option certificate or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option certificate or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option certificate or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under this Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under this Plan) and grant in substitution therefor new Awards under this Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 9, or (4) take any other action under this Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR certificate. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under this Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under this Plan) and grant in substitution therefor new Awards under this Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 9, or (4) take any other action under this Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

7. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Other Restrictions. The Company may require that stock transfer restrictions be implemented by the Company’s transfer agent with respect to shares of Restricted Stock, and that dividends or distributions paid on such Restricted Stock shall be deposited in escrow with the Company (or its designee) by the Participant, together with a stock power endorsed in blank. At the expiration of the applicable restriction periods, the Company (or such designee) shall instruct the Company’s transfer agent to remove the restrictions on transfer regarding the applicable shares no longer subject to such restrictions and deliver them to the Participant, or if the Participant has died, to his or her Designated Beneficiary in accordance with appropriate instructions for electronic delivery of uncertificated shares. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award certificate) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. The Award certificate for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). To the extent provided in the Award certificate, Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares; provided, however, that they shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which they are credited. In no case shall Dividend Equivalents on Restricted Stock Units be paid before such units vest.

8. Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based-Awards”), may be granted hereunder to Participants. In no case shall Dividend Equivalents with respect to Other Stock-Based Awards be paid before such Awards vest. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of this Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share counting rules set forth in Section 4(a, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding

Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award certificate or agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by this Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit certificate provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to clause (i) of Section 9(b)(2)(A) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit certificate; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of clause (i) of Section 9(b)(2)(A), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option or Awards subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, except with respect to Awards subject to Section 409A of the Code, that the Board may permit or provide in an Award solely for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in this Plan.

(c) Board Discretion. Except as otherwise provided by this Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant on any Award of the Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as set forth in Section 5(g) and 6(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under this Plan or (ii) the change is permitted under Section 9. In addition, the Board may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed, including any other action that is treated as a repricing under generally accepted accounting principles in the United States of America.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to this Plan or to remove restrictions from shares previously issued or delivered under this Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(i) Performance Awards.

(1) Awards. Restricted Stock Awards and Other Stock-Based Awards under this Plan may be made subject to the achievement of performance measures pursuant to this Section 10(i) (“Performance Awards”). Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant.

(2) Performance Measures. For any Award that is designed to be a Performance Award, the Committee may specify the degree of granting, vesting and/or payout that shall be subject to the achievement of one or more objective performance measures at, below, or above target measures, as the Committee may determine. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures: (i) may vary by Participant and may be different for different Awards; and (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee.

(3) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate.

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of this Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under this Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Clawback. Notwithstanding anything to the contrary in this Plan, the Company may recover from a Participant any compensation received from any Award (whether or not settled) or cause a Participant to forfeit any Award (whether or not vested) to the extent that the Committee or the Board determines that such forfeiture should occur in accordance with any so-called “clawback” or recoupment policy duly adopted by the Board and then in effect.

(d) Effective Date and Term of Plan. This Plan shall become effective on the date this Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under this Plan after the expiration of ten (10) years from the Effective Date, but Awards previously granted may extend beyond that date. Any increase in the maximum number of shares that may be issued under this Plan (other than an increase merely reflecting a change in the number of outstanding shares of the Company’s capital stock, such as a stock dividend or stock split) shall be considered the adoption of a new plan requiring stockholder approval under Section 422 of the Code, and any such stockholder approval shall automatically reset the Effective Date to the date of such approval and the term of this Plan shall then be extended thereby until ten (10) years from such date.

(e) Amendment of Plan. The Board may amend, suspend or terminate this Plan or any portion thereof at any time provided that no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not implement such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to this Plan adopted in accordance with this Section 11(e) shall apply to, and be binding on the holders of, all Awards outstanding under this Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under this Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to this Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(f) Authorization of Sub-Plans (including for Awards to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under this Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under this Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with this Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of this Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(g) Compliance with Section 409A of the Code. Except as provided in individual Award certificates or agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to this Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the

Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under this Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(h) Limitations on Liability. Notwithstanding any other provisions of this Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with this Plan, nor will such individual be personally liable with respect to this Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of this Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith to the fullest extent permitted by law and the Company's certificate of incorporation and bylaws.

(i) Governing Law. The provisions of this Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Approved by Board on Nov. 17, 2018, and by stockholders on Feb. 28, 2019;

Amended by the Board on January 8, 2021 and by stockholders on March 2, 2021;

Amended by the Board on January 7, 2022 and by stockholders on March 3, 2022;

Amended by the Board on January 13, 2023 and by stockholders on March 2, 2023;

Amended by the Board on January 16, 2024 and by stockholders on March 6, 2024

Amended by the Board on December 20, 2024

Amended by the Board on January 24, 2025, subject to stockholders’ approval.

Scan QR for digital voting Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved The undersigned hereby appoints Jay R. Luly, Paul J. Mellett and Matthew P. Kowalsky (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Enanta Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 4 AND 5, AND FOR 1-YEAR FREQUENCY IN ITEM 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Enanta Pharmaceuticals, Inc. Annual Meeting of Stockholders For Stockholders of Record as of January 21, 2025 Thursday, March 13, 2025 5:00 PM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ENTA for more details. C/O MEDIANT COMMUNICATIONS P.O. BOX 8016, CARY, NC 27512-9903 Internet: www.proxypush.com/ENTA • Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-892-1702 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/ENTA YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 5:00 PM, Eastern Time, March 13, 2025. Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Enanta Pharmaceuticals, Inc. Annual Meeting of Stockholders Please make your marks like this: PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect two Class III directors to serve until the 2028 Annual Meeting of Stockholders or until their respective successors are elected and qualified. FOR WITHHOLD 1.01 Mark G. Foletta FOR 1.02 Lesley Russell FOR FOR AGAINST ABSTAIN 2. To approve an amendment to our 2019 Equity Incentive Plan. FOR 1YR 2YR 3YR ABSTAIN 3. To approve, on an advisory basis, the frequency of holding an advisory vote on the compensation paid to our named executive officers. 1 YEAR FOR AGAINST ABSTAIN 4. To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement. FOR 5. To ratify the appointment of PricewaterhouseCoopers LLP as Enanta's independent registered public accounting firm for the 2025 fiscal year. FOR To transact any other business that may properly come before the meeting or any adjournment of the meeting.Proposal_Page – VIFL You must register to attend the meeting online and/or participate at www.proxydocs.com/ENTA Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 4 AND 5, AND FOR 1-YEAR FREQUENCY IN PROPOSAL 3.